UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Compass Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2006
To the Shareholders of
Compass Bancshares, Inc.
      On behalf of the Board of Directors of Compass Bancshares, Inc., I am pleased to invite you to the annual meeting of shareholders to be held on Monday, April 17, 2006, in Birmingham, Alabama. Enclosed is a Notice of Annual Meeting of Shareholders and a Proxy Statement containing information concerning those matters which are to be considered at the meeting.
      Detailed information concerning Compass’ activities and operations during fiscal year 2005 is contained in our Annual Report, which is also enclosed.
      Every shareholder’s vote is important. In order to ensure your shares are voted at the meeting, please sign and return the accompanying proxy card in the enclosed postage-prepaid envelope at your earliest convenience. You also may vote electronically via the Internet or by telephone in accordance with the instructions on the accompanying proxy card. You may, of course, vote in person at the meeting, whether or not you submit a proxy.

Sincerely yours,

D. Paul Jones, Jr.
Chairman and Chief Executive Officer
Whether or not you plan to attend the Annual Meeting, please promptly complete, date, sign and mail the accompanying proxy card in the enclosed envelope furnished for that purpose or vote electronically via the Internet or by telephone in accordance with the instructions on the proxy card.

COMPASS BANCSHARES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Monday, April 17, 2006

       The annual meeting of the shareholders of Compass Bancshares, Inc., will be held at the Corporate Headquarters Building, 15 South 20th Street, Birmingham, Alabama, on Monday, April 17, 2006, at 10:00 a.m. (Birmingham, Alabama time) for the following purposes:

l. To elect three directors, each to serve for a term of three years or until his or her successor is elected and qualified;

2. To approve and ratify the Compass Bancshares, Inc. 2006 Incentive Compensation Plan; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.
      Shareholders of record at the close of business on March 8, 2006, are entitled to notice of and to vote at the meeting.
      Your vote is important. Shareholders who do not expect to attend the meeting are requested to sign the enclosed proxy card and return it immediately in the enclosed envelope or vote electronically via the Internet or by telephone in accordance with the instructions on the proxy card in order that your shares may be represented at the meeting.

By Order of the Board of Directors

Jerry W. Powell
General Counsel and Secretary
Birmingham, Alabama
March 17, 2006

COMPASS BANCSHARES, INC.
Proxy Statement for Annual Meeting of
Shareholders to be held on April 17, 2006
       This Proxy Statement is furnished in connection with the solicitation of proxies by Compass’ Board of Directors for use at the annual meeting of shareholders to be held at Compass’ executive offices on April 17, 2006, and at any adjournments thereof (the “Annual Meeting”) for the purpose of (i) electing three members of the Board of Directors; (ii) approving and ratifying the Compass Bancshares, Inc. 2006 Incentive Compensation Plan; and (iii) transacting such other business as may properly come before the Annual Meeting. Compass’ executive offices are located at 15 South 20th Street, Birmingham, Alabama. This Proxy Statement and the accompanying proxy card, together with a copy of Compass’ annual report for the fiscal year ended December 31, 2005, were first mailed to shareholders on or about March 20, 2006.
      In this Proxy Statement, when we refer to “Compass” we mean Compass Bancshares, Inc. Where we need to make a specific reference to Compass Bank, an Alabama banking corporation and Compass’ lead bank subsidiary, we will refer to “Compass Bank.”
Shareholders Entitled to Vote
      You may vote if you owned shares of Compass common stock as of the close of business on March 8, 2006, which is the record date for the Annual Meeting. Each shareholder will be entitled to one vote on each proposal for each share of common stock held by such shareholder as of such record date. At the close of business on March 8, 2006, there were 123,916,044 shares of common stock outstanding. Notwithstanding the record date specified above, the stock transfer books of Compass will not be closed, and stock may be transferred subsequent to the record date, although all votes must be cast in the names of the shareholders of record as of the record date.
Vote Required
      At the Annual Meeting, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors will be elected at the Annual Meeting by a plurality of the votes cast, whether in person or by proxy.
      You may abstain or withhold your vote (collectively, “abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since the election of directors is determined by the votes cast at the Annual Meeting, abstentions will not affect such election.
      Generally, a broker is entitled to vote shares held in “street name” on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in “street name” on certain non-routine items absent instructions from the beneficial owner of such shares (“broker nonvotes”). If a broker votes on any proposal submitted for shareholder approval, even if the broker may not vote on all proposals, then all shares so voted will be counted as present for purposes of determining the existence of a quorum and the broker nonvotes, if any, will be treated as having not voted in favor of the relevant proposal. Generally, there will be no broker nonvotes in the election of directors because the election of directors is a matter for which a broker may exercise its discretion.
How to Vote
      You may vote by mail by executing and returning the enclosed proxy card, or electronically via the Internet or by telephone by following the instructions included with the proxy card, or by attending the Annual Meeting and voting your shares in person.

      If your shares are held in “street name,” please contact your broker or nominee to determine whether you will be able to vote electronically. The deadline for voting electronically is 10:59 p.m. (Birmingham, Alabama time) on April 14, 2006.
Can I Change My Proxy?
      You may revoke your proxy at any time before your proxy has been exercised at the Annual Meeting. If you do not revoke your proxy, the shares represented thereby will be voted by the persons designated in such proxy. Shares represented by the proxies received will be voted in accordance with your instructions. In the absence of instructions, proxies will be voted FOR the election of the nominees for directors named in this Proxy Statement, FOR the approval and ratification of the Compass Bancshares, Inc. 2006 Incentive Compensation Plan and in the discretion of the proxy holder as to any other matter that may come before the meeting but which is not now anticipated.
EXPENSES OF SOLICITATION
      Compass will pay the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees personally, by telephone or by facsimile or other electronic means; no additional compensation will be paid to those persons engaged in such solicitation. Compass will reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in forwarding proxy materials to principals and obtaining their instructions. Compass has retained Morrow & Co., New York, New York, at an approximate total cost of $8,500, plus out-of-pocket expenses, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication.
HOLDINGS OF VOTING SECURITIES
      As of January 31, 2006, there was no person known to Compass to be the beneficial owner of more than five percent (5%) of Compass’ outstanding common shares.
PROPOSAL ONE
ELECTION OF DIRECTORS
      Compass’ Board of Directors is divided into three classes. At each Annual Meeting of Shareholders, shareholders elect the members of one of the three classes to a three-year term. The Board of Directors determines the size of the Board of Directors.
      The Board of Directors has nominated Charles W. Daniel, William Eugene Davenport and Charles E. McMahen for election as Class III directors, each to hold office for a term of three years or until their successors shall have been elected and qualified. In the absence of instructions, proxies will be voted FOR the election of these nominees. The Board of Directors believes that the nominees will be available and able to serve as directors, but if for any reason any of these nominees should not be available or able to serve, the persons named in the proxy may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.
      The Board of Directors unanimously recommends a vote FOR the election of each of the nominees.
      Certain information about the nominees to serve as Class III directors, the six incumbent directors who will continue to serve following the Annual Meeting and the executive officers of Compass who are not also directors or nominees, is set forth in the following tables, including the number of shares of Compass common stock beneficially owned by each as of January 31, 2006. Executive officers who are not also directors serve at the discretion of the Board of Directors.
Common Stock Ownership of Directors and Executive Officers
Nominees for election to serve until annual meeting in 2009 (Class III)

		Shares
	Director or	Beneficially
	Executive Officer	Owned at
	of Corporation	1/31/06		Percent of	Principal Occupation Since January 1, 2001, and
Name and Age	Since	(1)(2)		Class(1)	Other Information

Charles W. Daniel, 65	1982	499,317	(3)	*	President, Dantract, Inc. (real estate investments).
William Eugene Davenport, 65	1993	90,880		*	Vice Chairman of Russell Lands, Inc. (resort land development, residential construction and building supply stores). Previously, President and Chief Operating Officer, Russell Lands, Inc.
Charles E. McMahen, 66	2001	449,868		*	Rancher. Previously, Vice Chairman of Compass and Compass Bank. Director of PNM Resources and Enterprise GP Holdings L.P.
Directors elected to serve until annual meeting in 2007 (Class I)

Carl J. Gessler, Jr., M.D., 50	1998	56,021		*	Partner, The Heart Center, P.C.
D. Paul Jones, Jr., 63	1978	2,013,973		1.6	Chairman and Chief Executive Officer of Compass and Compass Bank.
J. Terry Strange, 62	2002	20,085		*	Retired. Previously, Vice Chairman and Managing Partner of KPMG, LLP’s U.S. Audit Practice, Global Managing Partner of KPMG, LLP’s Audit Practice and member of KPMG, LLP’s International Executive Committee. Director of New Jersey Resources Corporation, BearingPoint, Inc., Group I Automotive, Inc. and New Field Exploration Co.

Directors elected to serve until annual meeting in 2008 (Class II)

		Shares
	Director or	Beneficially
	Executive Officer	Owned at
	of Corporation	1/31/06	Percent of	Principal Occupation Since January 1, 2001, and
Name and Age	Since	(1)(2)	Class(1)	Other Information

James H. Click, 62	2000	1,278,603	1.0	Co-Managing Partner, Tuttle-Click Automotive Group (automobile dealerships).
Tranum Fitzpatrick, 67	1989	234,138	*	Chairman, Guilford Holding Corporation, Chairman, Guilford Partners, Inc. and President, Seagrove Corporation (real estate investment and development).
John S. Stein, 68	1989	157,045	*	Chairman, Golden Enterprises, Inc. (snack food distribution and sales). Previously, President and Chief Executive Officer, Golden Enterprises, Inc. Director of Golden Enterprises, Inc.
Executive Officers Who Are Not Also Directors of Compass or Nominees for Director (9)

James D. Barri, 61	1997	147,686	*	Executive Vice President — Retail Banking, Compass Bank.
George M. Boltwood, 56	1996	218,498	*	Executive Vice President — Corporate Banking, Compass Bank.
Gregory P. Deming, 48	2005	80,054	*	Executive Vice President — Chief Risk Officer. Previously, Executive Vice President — Chief Auditor, 1998-2005.
E. Lee Harris, 53	1994	124,796	*	Executive Vice President — Human Resources, Compass Bank.
Garrett R. Hegel, 55	1990	281,446	*	Chief Financial Officer.
William C. Helms, 54	2003	55,082	*	Executive Vice President — Wealth Management Group, Compass Bank. Previously, President of Investment Group for Trustmark Bank from 2002-2003, and Executive Vice President of LJH Global Investments, 2001-2002.
Clayton D. Pledger, 61	1998	167,686	*	Executive Vice President — Chief Information Officer, Compass Bank.
Jerry W. Powell, 56	1981	232,903	*	General Counsel and Secretary.
G. Ray Stone, 62	1991	402,236	*	Senior Executive Vice President — Chief Credit Policy Officer, Compass Bank.
Directors, nominees, and executive officers as a group (18 persons)		6,510,317	5.3

*	Less than one percent (1%)

(1)	The amounts shown represent the total shares owned directly by such individuals together with shares held in the name of spouses, minor children, certain relatives, certain revocable trusts of which the individual is a trustee or beneficiary, employee benefit plans, certain affiliated companies and foundations of which the individual serves as a trustee or managing member, as applicable.

(2)	This column also includes stock options that are exercisable as of, or will become exercisable within sixty days of, January 31, 2006, as follows:

Daniel	8,000	Click	8,000	Harris	71,822
Davenport	8,000	Fitzpatrick	8,000	Hegel	166,486
McMahen	138,400	Stein	8,000	Helms	44,000
Gessler	8,000	Barri	110,779	Pledger	137,250
Jones	864,111	Boltwood	108,470	Powell	81,153
Strange	8,000	Deming	61,244	Stone	128,306

(3)	Does not include 1,952,608 shares owned by the Daniel Foundation of Alabama, a charitable foundation for which Mr. Daniel serves as trustee.
Stock Ownership Requirements For Directors and Executive Officers
      The Board has stock ownership guidelines for non-employee directors. These guidelines recommend that within three years of becoming a director each director beneficially own at least 10,000 shares of Compass common stock. Both direct and indirect equity ownership are considered as owned shares for the purpose of these guidelines.
      Compass also maintains stock ownership guidelines for executive officers. These guidelines are generally expressed as a multiple of the executive officer’s annual base salary. The executive officers have five years from the date they become an executive officer to meet the guidelines. Both direct and indirect equity ownership are considered as owned shares for the purpose of the guidelines. For the Chairman and Chief Executive Officer, the stock ownership requirement is five times annual base salary. For all other executive officers the stock ownership requirement is three times annual base salary.
ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
Director Independence
      The Board has determined that all of its members, other than Messrs. Jones and McMahen, are qualified as “independent directors” under the requirements of the NASDAQ Stock Market, Inc. (“NASDAQ”).
Lead Independent Director
      Each of the chairs of the Audit, Compensation and Credit Committees of the Board acts as the chair at meetings of the independent directors, with the chair of each meeting of independent directors selected on a rotating basis.
Meetings of Independent Directors
      The independent directors meet in executive session (with no management directors or officers present) at least twice each year. The lead independent director chairs any executive session. The independent directors met in executive session two times in 2005.
Retirement Policy
      A director is expected to retire from the Board at the next Annual Meeting of shareholders at which the director would stand for re-election following the director’s attainment of the age of 70 years.
Other Directorships
      No Compass director may serve on the board of directors of more than four other publicly held companies at any one time.

Access to Outside Advisors
      The Board and each of its committees has the authority to retain and to approve the fees of outside legal, financial or other professional advisors for the Board or such committee.
Remuneration of Directors
      During fiscal year 2005, Compass paid non-employee directors a monthly retainer of $2,083.33 and a fee of $1,750.00 for each meeting of the Board of Directors attended. In addition, members of all committees of the Board of Directors received $1,300.00 for each meeting of such committees attended. The Chair of all committees of the Board of Directors received a monthly retainer of $333.33. In order to encourage share ownership in Compass and the long-term retention of those shares, each director has the option to receive monthly retainers and attendance fees in cash or to have all or a portion of those fees paid into an account for the purchase of Compass common stock under Compass’ Director & Executive Stock Purchase Plan (the “Stock Purchase Plan”). The Stock Purchase Plan provides for a matching contribution from Compass of 45 percent and a “gross-up” to reimburse the directors for all federal and state income tax obligations attributable to the matching contributions. Compass reimburses Directors for travel expenses incurred in connection with attending Board, Committee and shareholder meetings and for other business related expenses (including the travel expenses of spouses if they are specifically invited to attend the meeting for appropriate business purposes), and provides use of Compass’ aircraft if available and approved in advance by the Chief Executive Officer. In 2005, a director received additional compensation from Compass, in the amount of $8,000, in connection with the director’s personal use of the Compass aircraft for transportation related to medical treatment. Each member of the Board of Directors receives an annual stock option grant of 2,000 shares, exercisable over 10 years at the closing price on the Annual Meeting date.
Meetings of the Board of Directors and Committees
      During fiscal year 2005, the Board of Directors held six regular meetings and two special meetings. All incumbent members of the Board of Directors attended 75 percent or more of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served.
Committees of the Board of Directors
      The Board of Directors has five standing committees:
      The Executive Committee has the full authority to act on all matters between regularly scheduled meetings of the Board of Directors, except as to certain matters of an extraordinary nature. The results of each meeting of the Executive Committee are reported to the full Board of Directors at the next regularly scheduled meeting of the Board of Directors following the meeting of the Executive Committee. Messrs. Jones, Chair, Fitzpatrick and Daniel constitute the standing Executive Committee. The Executive Committee did not meet during fiscal year 2005.
      The Audit Committee reviews the results of the annual audit and quarterly reviews, selects and engages the independent accountants, assesses the adequacy of Compass’ staff, management performance and procedures in connection with financial controls, and receives and considers the independent accountants’ comments as to internal controls. The Audit Committee acts pursuant to a written charter which is available on Compass’ website at www.compassbank.com. The Audit Committee met nine times during fiscal year 2005. Messrs. Strange, Chair, Daniel, Gessler and Stein constitute the standing Audit Committee. The Board of Directors has determined that all of the members of this committee qualify as independent directors under the current requirements of NASDAQ. The Board of Directors has determined that J. Terry Strange qualifies as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission (“SEC”). See “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”
      The Compensation Committee sets the compensation of executive officers and administers Compass’ executive incentive plans. The Compensation Committee met eight times during fiscal year 2005.

Messrs. Davenport, Chair, Daniel and Fitzpatrick constitute the standing Compensation Committee. The Board of Directors has determined that all of the members of this committee qualify as independent directors under the requirements of NASDAQ.
      The Credit Committee establishes and has general supervision over the credit policies of Compass and its subsidiaries and provides appropriate guidance to the officers of Compass and its subsidiaries regarding credit policies and procedures. The Credit Committee met six times during fiscal year 2005. Messrs. Fitzpatrick, Chair, Click, Davenport, Jones and McMahen constitute the standing Credit Committee.
      The Nominating and Corporate Governance Committee has the responsibilities set forth in its charter with respect to identifying individuals qualified to become members of the Board, recommending to the Board when new members should be added to the Board, recommending to the Board individuals to fill vacant Board positions, recommending to the Board the director nominees for the next Annual Meeting, and periodically developing and recommending to the Board updates to Compass’ corporate governance guidelines. All of the members of the Board of Directors other than Messrs. Jones and McMahen constitute the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met one time during fiscal year 2005. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee qualify as independent directors under the requirements of NASDAQ. The charter for the Nominating and Corporate Governance Committee is available on Compass’ website at www.compassbank.com.
Procedure for Shareholder Recommendations of Nominees for Director
      In selecting nominees for directors, the Nominating and Corporate Governance Committee reviews candidates recommended by shareholders in the same manner and using the same general criteria as candidates identified otherwise.
      The Nominating and Corporate Governance Committee does not rely on a fixed set of qualifications for director nominees. The Committee’s primary mandate with respect to director nominees is to create a Board with a broad range of skills and attributes that are aligned with Compass’ strategic needs and its shareholder interests. The minimum qualifications for each nominee are (i) the nominee must be able to dedicate the time and resources sufficient for the diligent performance of the duties required of a member of the Board of Directors; (ii) the nominee must not hold positions that conflict with the nominee’s responsibilities to Compass; and (iii) the nominee must comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws or regulations. Additionally, at least a majority of members of the Board of Directors must qualify as independent directors in accordance with NASDAQ’s independence rules.
      The Nominating and Corporate Governance Committee’s process for evaluating nominees for director, including nominees recommended by shareholders, is to consider an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, and other relevant criteria as they may contribute to Compass’ success. This evaluation is performed in light of the Committee’s views as to what skills and other characteristics would most complement those of the current directors, including skills and experience of the Board as a whole. Nominees also must be able to satisfy all requirements of bank regulatory agencies. A significant personal financial interest in Compass is considered an indication of identification with Compass’ goal of creating and sustaining shareholder value. Knowledge of the local markets in which Compass conducts its primary business activities is also considered. With respect to identifying potential candidates, the Committee does not exclude any sources.
      If you wish to recommend a director candidate for consideration by the Committee, you should write to the Committee, in care of Jerry W. Powell, Corporate Secretary, Compass Bancshares, Inc., 15 South 20th Street Birmingham, AL 35233. The Committee may seek further information from or about you, and/or the candidate, which it feels is necessary or desirable to evaluate the recommended candidate.

Board Attendance at Annual Meetings
      Compass encourages participation by members of the Board of Directors at Compass’ Annual Meeting of Shareholders. All of Compass’ directors participated in the 2004 and 2005 Annual Meetings.
Communications with the Board
      You may contact one or more members of the Board of Directors or any of its Committee Chairs by writing to the Corporate Secretary at the following address:

Board of Directors of Compass Bancshares, Inc.
c/o Corporate Secretary
Compass Bancshares, Inc.
15 South 20th Street
Birmingham, AL 35233
      The Corporate Secretary will ensure that all appropriate communications are forwarded to the Board or the Committee Chair for whom the communication is intended.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
      Compass’ compensation program for the Chief Executive Officer and the four other highest paid executive officers (its “Named Executive Officers”) for fiscal year 2005 consisted principally of salaries, cash bonuses and equity-based compensation pursuant to certain plans which are described below.
Report of Compensation Committee on Executive Compensation
      The Compensation Committee annually establishes the compensation of the executive officers of Compass and certain of its subsidiaries. The primary objective of the Compensation Committee is to ensure that the compensation programs for executives motivate executives to produce superior performance for Compass and provide superior returns to shareholders of Compass.
      The Compensation Committee engages a major human resources consulting firm to prepare a detailed analysis and competitive review of all of the executive officers of the company as well as certain other officers. This analysis includes base compensation levels as well as short-term and long-term incentive opportunities and actual awards and payments made pursuant to the opportunities provided. Compensation plans and levels for 2005 were established to ensure that the total compensation opportunity afforded each executive compares favorably to similarly situated executives at peer institutions.
      A significant portion of an executive’s total compensation is variable and is based on Compass’ short-term and long-term performance. Short-term performance is rewarded in the case of the executive officers by annual cash bonuses under the Management and Executive Incentive Plan, the amount and criteria of which are established in advance by the Compensation Committee.
      The following is a description of the compensation programs of Compass and the manner in which such plans relate to the objectives outlined above.

Base Salary
      The base salaries of the Named Executive Officers are listed in the Summary Compensation Table. The base salary of each executive officer is reviewed annually by the Compensation Committee. Each executive officer’s base salary is determined by considering the performance of the individual as well as the executive officer’s experience and total responsibility in comparison to other executive officers of Compass and executives of peer institutions. The Compensation Committee seeks to ensure that the base salary of each executive officer is competitive and rewards the executive for the executive officer’s performance and total contribution to the success of Compass.

Annual Incentive Compensation
      Incentives paid to executive officers are based on pre-established, objective performance goals such as the attainment of an earnings per share goal and a return on common equity goal. Individual awards are determined as variable percentages of the participants’ base salaries, depending on the extent to which these performance goals are attained. The maximum incentive opportunity of each of the Named Executive Officers, except the Chief Executive Officer, in fiscal year 2005 was 100 percent of annual base salary. The amount of incentive each of the Named Executive Officers may receive is based on other performance goals related to the departments or divisions with respect to which they have supervisory responsibility, the performance of Compass as a whole, and their respective individual performances.
      For fiscal year 2005, earnings per share growth of at least eight percent was required before any incentives attributable to earnings per share were paid. Earnings per share growth of at least 11 percent was required in order for maximum incentives to be paid. As a result of achieving earnings per share growth in 2005 of 11 percent, 100 percent of incentives attributable to earnings per share were paid. A return on common equity of at least 15 percent was required before incentives attributable to return on common equity were paid. As a result of a return on common equity in fiscal year 2005 of 18.52 percent, maximum incentives for achieving this measure were paid.

2005 Compensation for Chief Executive Officer
      The Chief Executive Officer’s compensation is determined based on the same basic factors described above for the other executive officers. Mr. Jones’ base salary levels approved by the Compensation Committee generally have been at or slightly above the median compensation levels of the other companies surveyed by the human resources consulting firm engaged by the Compensation Committee. For fiscal year 2005, the Chief Executive Officer earned performance units under the Compass 2002 Incentive Compensation Plan based solely on attainment of the earnings per share goal and the return on common equity goal set forth above. Mr. Jones’ maximum incentive opportunity for fiscal year 2005 was 200 percent of his base salary. Based on Compass’ earnings per share and return on common equity results in 2005, Mr. Jones received 100 percent of his maximum incentive opportunity.

Equity Based Compensation Plans
      The 2002 Incentive Compensation Plan, the 1999 Omnibus Incentive Plan and the 1996 Long-Term Incentive Plan (collectively the “Long-Term Incentive Plans”) of Compass make available to the Compensation Committee various methods of compensating and rewarding executive officers of Compass, including the grant or award of stock options, stock appreciation rights, restricted stock and performance units/shares. The various grants or awards under the Long-Term Incentive Plans are used by the Committee to reward management decisions that result in the long-term success of Compass.
      The Compensation Committee believes that stock ownership encourages and rewards management decisions that result in the long-term success of Compass, and that such ownership aligns the interest of management with the interests of shareholders. In the past, stock options have been one of Compass’ principal long-term incentive mechanisms, and the Compensation Committee anticipates that the various stock ownership mechanisms offered by the Long-Term Incentive Plans will be used to further such stock ownership by executive officers.

Stock Options and Restricted Stock Awards
      The value of stock options is dependent upon an appreciation in the value of the underlying shares of common stock. To encourage a long-term perspective, options granted in 2005 have a ten-year exercise period and vest over a three-year period.
      The Compensation Committee determines the aggregate number of shares of common stock to be allocated annually for use in connection with the grant of stock options, and the Compensation Committee then grants stock options to particular executive officers. The number of shares of common stock subject to options granted by the Committee to a particular executive officer is determined in light of the executive officer’s level of responsibility, seniority, previous grants of stock options to such executive officer and the competitiveness of long-term incentive compensation at Compass compared to peer institutions. The total number of shares of common stock subject to outstanding stock options as of December 31, 2005, as a percentage of Compass’ then total outstanding common stock, is below the median reported by peer institutions of comparable size to Compass.
      During fiscal year 2005, Compass granted various officers and employees options to purchase a total of 1,434,789 shares of Compass common stock under the 2002 Incentive Compensation Plan and the 1999 Omnibus Incentive Plan. Among these option grants were grants of incentive and non-qualified stock options to acquire 244,089 shares to Mr. Jones, 51,321 shares to Mr. Barri, 56,328 shares to Mr. Hegel, 28,790 shares to Mr. Pledger and 28,790 shares to Mr. Stone. The exercise price of each option was equal to the fair market value of the common stock as of the grant date, and the options vest over a three-year period — with 50 percent becoming exercisable on the first anniversary of the grant date and 25 percent becoming exercisable on each of the succeeding two anniversaries of the grant date. These options will expire ten years from the grant date, subject to earlier termination upon termination of employment.
      Compass also granted Performance Contingent Restricted Stock awards to executive officers in 2005 with respect to which the vesting of the restricted stock is conditioned upon Compass meeting certain performance goals. Payments pursuant to the awards are determined by using a non-discretionary formula comprised of performance criteria measured over the specified measurement period relative to Compass’ performance versus specific pre-established benchmarks, or its performance versus banks in the Standard & Poor’s 500 Stock Index (“peer banks”). The performance criteria are (i) return on tangible common equity (15 percent) and (ii) diluted earnings per share growth (85 percent). If Compass’ performance is below the threshold levels relative to the established benchmarks or its peer banks, then no Performance Contingent Restricted Stock will be earned. To the extent Compass’ performance exceeds the threshold performance levels relative to the benchmarks or peer banks, a varying amount of shares of common stock up to the maximum potential award may be earned. Dividends will be accrued but not paid until an award is deemed to be earned. The Performance Contingent Restricted Stock is subject to forfeiture and accelerated vesting in certain instances. It is not expected that any Performance Contingent Restricted Stock will be earned prior to the end of the specified measurement period. The number of shares of Performance Contingent Restricted Stock awarded to each executive officer was determined by the Compensation Committee based upon a competitive assessment of long-term incentive pay levels for comparable positions at peer group financial institutions and a subjective assessment of executive officers’ performances, their respective compensation, management level in the organization and other factors.
      The Compensation Committee has considered the anticipated tax treatment to Compass and to the executive officers of various payments and benefits. In addition, the Compensation Committee is aware that some types of compensation payments and their deductibility by Compass for tax purposes (e.g., the deductibility of the spread on exercise of non-qualified options) depends upon the timing of an executive officer’s vesting or exercise of previously granted rights, and that interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily and in all circumstances limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.
      Members of the Compensation Committee:

Charles W. Daniel	William Eugene Davenport	Tranum Fitzpatrick
      The current members of the Compensation Committee are named above. No member of the Compensation Committee has ever been an officer or employee of Compass or any of its subsidiaries, or has any other relationship to Compass or any of its subsidiaries other than as a customer of Compass Bank or one of its subsidiaries in the ordinary course of business.
Corporate Performance Graph
      The following graph illustrates the yearly percentage change in the cumulative total shareholder return on Compass common stock as compared with the cumulative total returns of the other companies included within the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Regional Banks Index for the period commencing December 31, 2000, and ending December 31, 2005.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG COMPASS BANCSHARES, INC., THE S & P 500 INDEX
AND THE S&P REGIONAL BANKS INDEX

	Cumulative Total Return

	12/00	12/01	12/02	12/03	12/04	12/05

COMPASS BANCSHARES, INC.	100.00	123.03	140.30	182.28	232.04	237.05
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
S&P REGIONAL BANKS	100.00	102.91	99.57	122.15	130.52	129.24

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Summary Compensation Information
      The following table relates to compensation paid by Compass to its Named Executive Officers during fiscal years 2005, 2004 and 2003:
Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation		Other Annual	Securities	All Other
				Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	($)(2)	Options (#)	($)(3)

D. Paul Jones, Jr.	2005	975,000	1,950,000	96,219	244,089	88,541
Chairman and Chief	2004	975,000	1,213,875	—	194,000	80,528
Executive Officer	2003	950,000	1,021,250	—	176,000	95,988
Garrett R. Hegel	2005	454,168	424,057	—	56,328	11,400
Chief Financial Officer	2004	432,494	376,270	—	51,000	6,983
	2003	385,833	276,527	—	43,000	13,117
James D. Barri	2005	414,369	330,458	—	51,321	12,300
Executive Vice	2004	379,375	290,602	—	45,000	8,400
President	2003	342,500	229,818	—	38,000	13,050
Clayton D. Pledger	2005	343,334	343,334	—	28,790	14,225
Executive Vice	2004	323,340	268,372	—	26,000	12,983
President	2003	303,750	217,698	—	23,000	11,816
G. Ray Stone	2005	347,006	347,006	—	28,790	11,204
Senior Executive Vice	2004	329,167	301,188	—	26,000	9,877
President	2003	303,333	260,351	—	23,000	8,694

(1)	The incentive amounts shown in this column were paid based on performance rendered during the fiscal years indicated, but the incentives were paid during the fiscal years immediately following the fiscal years indicated.

(2)	Represents (i) reimbursement for payment of taxes, and (ii) personal benefits, if the personal benefits exceed the lesser of $50,000 or 10 percent of the total salary and bonus in any year. The only personal benefit for Mr. Jones in 2005 that exceeded 25 percent of his total personal benefits for the year was personal use of the corporate owned aircraft in accordance with established Compensation Committee policy valued at $42,000.

(3)	These amounts include Compass’ matching contributions (i) to individual accounts under Compass’ ESOP/401(k) Plan, (ii) of 30 percent for purchases of Compass common stock under the Stock Purchase Plan, and (iii) to individual accounts under Compass’ ESOP Benefit Restoration Plan (“Restoration Plan”). The ESOP/401(k) Plan is generally available to employees of Compass. The Stock Purchase Plan, in addition to being available to directors, was available in 2005 and prior years to certain employees whose contributions to the Share Accumulation Plan were limited under that Plan in accordance with the Code. The Restoration Plan is available to certain employees whose annual compensation exceeds caps imposed by the Code. Amounts contributed to each plan are shown in the table below:

		ESOP/401(k)	Stock Purchase	Restoration Plan
	Year	Plan ($)	Plan ($)	($)

Jones	2005	6,300	22,875	59,366
	2004	3,817	22,973	53,738
	2003	8,333	22,135	65,520
Hegel	2005	4,200	—	7,200
	2004	383	—	6,600
	2003	7,717	—	5,400
Barri	2005	6,300	—	6,000
	2004	3,300	—	5,100
	2003	8,850	—	4,200
Pledger	2005	6,300	3,925	4,000
	2004	6,150	3,283	3,550
	2003	6,000	2,704	3,112
Stone	2005	3,119	4,035	4,050
	2004	2,969	3,308	3,600
	2003	3,175	2,519	3,000
Compensation Pursuant to Plans
      Shareholders have approved the Long-Term Incentive Plans, which provide for the granting of incentive awards in the form of stock options, stock appreciation rights, performance units, restricted stock, supplemental cash and such awards in such other forms as may be deemed appropriate from time to time under the circumstances. The Plans do not permit the repricing of previously granted options. The Plans are administered by the Compensation Committee which has the sole discretion, subject to the terms of the Plans, to determine those employees, including executive officers, eligible to receive awards and the amount and type of such awards. The Compensation Committee also has the authority to interpret the Plans, formulate the terms and conditions of award agreements, and make all other determinations required in the administration of these Plans. Under the 1996 Long-Term Incentive Plan, the Compensation Committee is authorized to grant awards of up to 4,275,000 shares of Compass common stock. Under the 1999 Omnibus Incentive Compensation Plan, the Compensation Committee is authorized to grant awards of 5,625,000 shares of Compass common stock. Under the 2002 Incentive Compensation Plan, the Compensation Committee is authorized to grant awards of 6,350,000 shares of Compass common stock.

Stock Options
      The following table contains information regarding the grant of stock options during 2005 to the Named Executive Officers. The table sets forth the number of stock options granted at fair market value on April 15, 2005 (the “Grant Date”). As required by applicable SEC regulations, the table further sets forth the potential realizable value of such stock options on April 14, 2015 (the expiration date of the stock options), at arbitrarily assumed annualized rates of stock price appreciation of 5 percent and 10 percent over the full ten-year term of the stock options. As the table indicates, the annualized stock appreciation of 5 percent and 10 percent would result in stock prices in the year 2015 of approximately $71.30 and $113.53, respectively. The amounts shown in the table as potential realizable values for all shareholders’ stock (approximately $3.4 billion and $8.6 billion), represent the corresponding increases in the market value of shares of the common stock from the Grant Date multiplied by the number of shares of common stock outstanding as of December 31, 2005, of 123,538,559. No gain to the Named Executive Officers is possible without an increase in stock price, which would benefit all shareholders proportionately. Actual gains, if any, on stock option exercises and common stock holdings are dependent upon the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in the table will be achieved.
OPTION GRANTS IN 2005 FISCAL YEAR

	Individual Grants				Potential Realizable Pre-Tax Value
					at Assumed Annual Rates of Stock
	Number of				Price Appreciation for Option Term
	Securities	% of Total
	Underlying	Options Granted	Exercise or		If Stock Price at	If Stock Price at
	Options	to Employees in	Base Price	Expiration	$71.30 in 2015	$113.53 in 2015
Name	Granted (#)(*)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

All Shareholders’ Stock Appreciation	NA	NA	NA	NA	3,400,611,093	8,617,816,076
D. Paul Jones, Jr.	244,089	17.01	43.77	4/14/15	6,718,969	17,027,187
Garrett R. Hegel	56,328	3.93	43.77	4/14/15	1,550,525	3,929,335
James D. Barri	51,321	3.58	43.77	4/14/15	1,412,699	3,580,056
Clayton D. Pledger	28,790	2.01	43.77	4/14/15	792,494	2,008,336
G. Ray Stone	28,790	2.01	43.77	4/14/15	792,494	2,008,336

(*)	Options include non-qualified stock options and incentive stock options within the meaning of Section 422 of the Code. These options were granted under the Compass 2002 Incentive Compensation Plan on the Grant Date, with an exercise price equal to the closing price of Compass common stock on the Grant Date. These options become exercisable over a three-year period, with 50 percent exercisable on the first anniversary of the Grant Date, and 25 percent exercisable on each of the succeeding two anniversaries of the Grant Date.
      The following table reflects certain information concerning exercises of options with respect to Compass common stock during 2005, and the value of unexercised options held as of the end of 2005, by the Named Executive Officers:
Aggregated Option Exercises in 2005
and 2005 Year End Option Values

		Value
	Shares Acquired	Realized
Name	on Exercise (#)	($)

			Exercisable/
			Unexercisable

					)
					Value of Unexercised
					In-the-Money Options
					at
					2005 Year End ($

					Exercisable/
					Unexercisable
			)
			Number of
			Securities
			Underlying
			Unexercised
			Options at 2005
			Year End (#
D. Paul Jones, Jr.	9,064	250,171	820,111	385,089	17,761,728	2,791,359
Garrett R. Hegel	—	—	155,736	92,578	3,110,365	685,102
James D. Barri	44,870	1,026,576	101,279	83,321	1,899,249	612,003
Clayton D. Pledger	—	—	131,500	47,540	3,014,097	354,082
G. Ray Stone	—	—	122,556	47,540	2,709,899	354,082

Performance Contingent Restricted Stock
      The following table gives information concerning awards of Performance Contingent Restricted Stock in 2005 to the Named Executive Officers.
Long-Term Incentive Plan Awards In 2005

		Performance Period	Estimated Future Payouts under Non-Stock
		or Other Period	Price-Based Plans
		Until Maturation or
Name	Number of Shares(*)	Payout	Threshold (#)	Target (#)	Maximum (#)

D. Paul Jones, Jr.	*	2005 – 2007	45,197	67,795	90,393
Garrett R. Hegel	*	2005 – 2007	10,990	16,485	21,980
James D. Barri	*	2005 – 2007	11,831	17,746	23,661
Clayton D. Pledger	*	2005 – 2007	5,618	8,427	11,235
G. Ray Stone	*	2005 – 2007	5,618	8,427	11,235

(*)	The actual number of shares of Performance Contingent Restricted Stock that will be paid out at the end of the applicable period, if any, cannot be determined because the shares earned by the Named Executive Officers will be based upon Compass’ future performance.
      The vesting of Performance Contingent Restricted Stock awards is conditioned upon Compass meeting internal performance goals or achieving specified performance levels relative to peer banks over the stated measurement period. If Compass’ performance is below the threshold levels then no Performance Contingent Restricted Stock will be earned. To the extent Compass’ performance exceeds the threshold performance levels on its internal goals or relative to peer banks, a varying amount of shares of common stock up to the maximum potential award may be earned. Three alternative approaches will be used to evaluate Compass’ performance for the purpose of determining awards at the conclusion of the three-year measurement period. The approach yielding the largest payout will be used to determine preliminary award levels and the Compensation Committee will have the discretion to reduce preliminary awards based on additional performance considerations. The three alternative approaches are (1) to assess performance based on internal goals — EPS Growth, weighted 85 percent and Return on Average Tangible Equity, weighted 15 percent; (2) to evaluate performance against peer banks based on EPS Growth, weighted 85 percent and Return on Average Tangible Equity, weighted 15 percent; and (3) to assess internal performance solely on Return on Average Tangible Equity — awards cannot exceed 75 percent of the maximum levels if the third measurement approach is used.

Pension Plan
      Compass sponsors a defined benefit pension plan and supplemental retirement plans which, subject to the conditions for vesting, provide retirement benefits based upon credited years of service and average annual compensation during the five consecutive calendar years of service which produce the highest average compensation (“Final Average Annual Compensation”). The following table shows the estimated annual benefits that would be payable upon retirement under Compass’ defined benefit pension plan and supplemen-

tal retirement plans to plan participants, including executive officers, assuming retirement at normal retirement age of 65 on January 1, 2006:
Pension Plan Table

	Annual Retirement Benefit if Age 65 in 2006

Highest Average Earnings	10 Years	15 Years	20 Years	25 Years	30 Years
Five Years*	Service	Service	Service	Service	Service

$ 100,000	14,335	21,502	28,669	35,837	43,004
$ 200,000	30,835	46,252	61,669	77,087	92,504
$ 400,000	63,835	95,752	127,669	159,587	191,504
$ 600,000	96,835	145,252	193,669	242,087	290,504
$ 800,000	129,835	194,752	259,669	324,587	389,504
$1,000,000	162,835	244,252	325,669	407,087	488,504
$1,500,000	245,335	368,002	490,669	613,337	736,004
$2,000,000	327,835	491,752	655,669	819,587	983,504
$2,500,000	410,335	615,502	820,669	1,025,837	1,231,004

*	Reflects all compensation without regard to statutory limits in qualified plan.
      The current estimated years of credited service for each of the Named Executive Officers are as follows: D. Paul Jones, Jr., 27; James D. Barri, 8; Garrett R. Hegel, 16; Clayton D. Pledger, 8; and G. Ray Stone, 40.
      Compass’ defined benefit pension plan is intended to meet the requirements of Sections 401(a) and 501(a) of the Code, and the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Effective January 1, 2003, the defined benefit pension plan was modified to close the plan to new participants. During 2002, employees participating in the defined benefit pension plan were given the opportunity to choose to participate in a newly established defined contribution profit sharing plan in lieu of accumulating future benefit service in the pension plan. The defined contribution profit sharing plan, which became effective January 1, 2003, is intended to meet the requirements of Sections 401(a) and 501(a) of the Code and the requirements of ERISA and provides that Compass will make contributions on behalf of each participant in the plan based upon eligible pay and years of service. All of the Named Executive Officers elected to continue participation in the defined benefit pension plan.
      A participant’s monthly benefit upon retirement under the defined benefit pension plan is 1.0 percent of the participant’s Final Average Annual Compensation multiplied by the participant’s number of years of service, up to thirty, with Compass, plus 0.65 percent of the participant’s Final Average Annual Compensation in excess of 65 percent of Covered Compensation (as defined in the plan) in the current year, multiplied by the participant’s number of years of service, up to thirty, with Compass. An individual’s Final Average Annual Compensation under the defined benefit pension plan is based on a participant’s direct cash compensation (exclusive of bonuses, including any bonuses shown in the Summary Compensation Table, and most commissions) up to certain maximum dollar limits imposed under the Code.
      In 1997, Compass adopted the “Supplemental Retirement Plan” and the “Special Supplemental Retirement Plan” in order to provide key executives a total retirement benefit equal to the retirement benefit which would have been payable under the defined benefit pension plan but for certain annual compensation limitations on calculating a participant’s Final Average Annual Compensation imposed by the Code. While a participant’s Final Average Annual Compensation under the Supplemental Retirement Plan includes additional amounts of direct cash compensation otherwise excluded under the defined benefit pension plan, the Supplemental Retirement Plan, like the pension plan, does not include a participant’s bonuses in such calculations. Such bonuses, however, are included in calculating a participant’s Final Average Annual Compensation under the Special Supplemental Retirement Plan. Both supplemental retirement plans operate as unfunded deferred compensation arrangements and are being administered in accordance with the requirements of Section 409A of the Code. In 2001, the Special Supplemental Retirement Plan was amended to provide that if Mr. Jones retires after attaining age sixty, he will receive a monthly retirement benefit for the remainder of his life equal to 60 percent of his average monthly compensation which is calculated using his monthly compensation and annual bonuses over the highest three consecutive plan years.

      Each of the Named Executive Officers participates in one of the two supplemental retirement plans described above. Under most circumstances, employees are vested in their retirement benefits under the plans after five years of service. Benefits under the plans are payable monthly commencing on the later of age 65 or the participant’s date of retirement. Eligible participants may retire at reduced benefit levels after reaching age 55.

Stock Purchase Plans
      During 2001, Compass established and the shareholders approved the Share Accumulation Plan with the intention that the plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The Share Accumulation Plan was terminated as of December 31, 2005. The purpose of the Share Accumulation Plan was to provide eligible Compass employees with an opportunity to purchase Compass common stock through accumulated payroll deductions. All Compass employees who had customary employment with Compass or its eligible affiliates of at least twenty hours per week and more than five months in any calendar year were eligible to participate in the Share Accumulation Plan. Under the Share Accumulation Plan, eligible Compass employees could elect to have funds deducted from payroll and accumulated for the later purchase of shares of Compass common stock. A participant in the Share Accumulation Plan could elect to have payroll deductions made in an amount not less than 1 percent of the participant’s compensation per pay period nor more than 10 percent of the participant’s compensation per pay period. No participant could contribute in excess of $21,250 in any calendar year.
      Participants in the Share Accumulation Plan received an “option” to purchase Compass common stock on a periodic basis during stated offering periods. Participants could be enrolled in no more than one offering period at any one time. Prior to January 1, 2005, offering periods were generally twenty-four months in duration, began on the first trading day of the calendar year, and allowed participants the opportunity to purchase shares of Compass common stock at the end of each calendar year within an offering period. Beginning January 1, 2005, the offering periods changed to six months in duration, beginning on the first trading day of January and July, and allowed participants to purchase shares of Compass common stock at the end of each offering period. Purchases of Compass common stock under the Share Accumulation Plan were made at a discounted price equal to 85 percent of the lesser of (1) the per share price at the time of purchase or (2) the per share price at the beginning of the offering period. Participants had to be employees of Compass at the time of purchase in order to effectuate the purchase of shares under the Share Accumulation Plan. The maximum value of stock that could be purchased in a calendar year was $25,000, as determined using the market value of Compass common stock at the beginning of the offering period.
      During 2001, Compass established the Director & Executive Stock Purchase Plan to allow for investment in Compass common stock by non-employee members of Compass’ Board of Directors and by two categories of eligible employees described below. Under the Stock Purchase Plan, each non-employee director may invest up to that amount of compensation he or she is paid monthly for service in various capacities as a director, but not to exceed $50,000 annually, by delivering such cash contribution to Compass (“Director Contribution”). In addition, each director may invest up to a maximum of $5,000 per month by delivering such cash to Compass (“Additional Director Contribution”). For each Director Contribution, Compass will contribute an amount such that the director realizes a net, after-tax contribution by Compass that is equal to 45 percent of the Director Contribution (based on an estimated combined federal and state income tax rate of 33 percent). For each Additional Director Contribution, Compass will contribute an amount such that the director realizes a net, after-tax contribution by Compass that is equal to 15 percent of the Additional Director Contribution (based on an estimated combined federal and state income tax rate of 33 percent).
      In 2005 and prior years, eligible employee participants in the Stock Purchase Plan were (1) employees with an annual base salary of more than $212,500 who contributed through payroll deductions the maximum amount allowable under the Share Accumulation Plan, and (2) employees with an annual base salary of at least $125,000 whose contributions to the Share Accumulation Plan were partially or fully ineligible to effectuate a purchase of Compass common stock on a purchase date under the Share Accumulation Plan.

      In the case of the first category of eligible employee participants, the Stock Purchase Plan provided participants with the opportunity to purchase Compass common stock through deductions from payroll that could not exceed the difference between 10 percent of an employee’s salary and such employee’s contribution under the Share Accumulation Plan. In the case of the second category of eligible employee participants, the Stock Purchase Plan allowed ineligible contributions under the Share Accumulation Plan to be transferred to the Stock Purchase Plan for the purchase of Compass common stock. In the case of both categories of employees, Compass contributed an amount equal to 30 percent of the employee’s contributions to the Stock Purchase Plan. With the termination of the Share Accumulation Plan, no employees are eligible to participate in the Stock Purchase Plan.
      Under the Stock Purchase Plan, Compass common stock is purchased in the open market and brokerage fees and other incidental expenses are paid by Compass. The Stock Purchase Plan is a non-qualified plan for federal income tax purposes and benefits are not tax deferred.

Change of Control Employment Agreements
      Compass entered into change of control employment agreements on December 14, 1994 (the “Agreements”), with each of the Named Executive Officers, except for Messrs. Barri and Pledger. Mr. Barri entered into such an agreement on November 24, 1997. Mr. Pledger entered into such an agreement on March 1, 1998.
      The Agreements are designed to retain designated officers and provide for continuity of management in the event of any actual or threatened change of control of Compass. The Agreements with the Named Executive Officers are effective for three-year periods and are automatically extended annually for additional one-year periods unless notice is given to the contrary. The Agreements are otherwise terminable during their periods of effectiveness only by termination of the executive officer’s employment. Such termination in connection with a change of control (as defined in the Agreements) will entitle an executive officer to benefits under the Agreements. The Agreements require continued employment of an executive officer following a change of control on an equivalent basis to employment immediately before such change of control. In the event that during the three-year period following a change of control, the executive officer terminates the executive officer’s employment for good reason (as defined in the Agreements) or, during the thirty-day period commencing one year after the change of control, the executive officer terminates the executive officer’s employment for any reason, or in the event Compass terminates the executive officer’s employment without cause (as defined in the Agreements), the executive officer will be entitled to receive an immediate lump sum payment in an amount equal to previously earned but unpaid compensation, plus an amount equal to three times the sum of such executive officer’s then-current salary and annual bonus. In addition, the executive officer will continue to be eligible, together with the executive officer’s family, to receive benefits under Compass’ welfare benefit plans (e.g., medical, group life, etc.) for the remainder of the three-year term, and any stock options then held by the executive officer pursuant to the Long-Term Incentive Plans shall remain exercisable in accordance with the terms of any stock option agreements between Compass and the executive officer, notwithstanding any provision in such option agreements to the contrary.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities and Exchange Act of 1934 requires Compass’ executive officers and directors, and persons who own more than 10% of a registered class of Compass common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Compass with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such forms or written representations received from certain reporting persons, Compass believes that, for the period January 1, 2005, through December 31, 2005, its executive officers and directors complied with all filing requirements applicable to them, except that, due to inadvertent administrative and/or filing agent errors: Messrs. Click, Daniel, Davenport, Fitzpatrick, Gessler, McMahen, Stein and Strange each filed one Form 4 with respect to one option grant transaction one day late;

Messrs. Barri, Boltwood, Harris, Hegel, Jones, McMahen, Pledger and Powell each failed to timely file two Forms 4 with respect to two transactions involving the surrender of shares to satisfy tax withholding obligations upon the vesting of restricted stock awards (these transactions were reported in subsequent filings); Messrs. Jones and Fitzpatrick each inadvertently excluded from his Form 5 filed for the 2004 fiscal year one and three gift transactions, respectively; Messrs. Hegel and McMahen failed to file a Form 5 for the 2004 fiscal year to report one and two gift transactions, respectively (all of these gifts were reported in subsequent filings); Mr. Barri filed one Form 4 late to report the exercise of three stock options and the sale of stock in four transactions two days late; Mr. Boltwood filed one late Form 4 to report the exercise of a stock option and the surrender of shares to pay the option exercise price; and Mr. Deming filed a Form 3 four days late due to difficulties in obtaining EDGAR access codes required for Compass to file Section 16(a) reports on behalf of Mr. Deming, and one Form 4 to report the exercise of two stock options one day late.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      To the extent permitted by the Sarbanes-Oxley Act of 2002, some of the directors and proposed nominees for director and their families are and have been customers of, or had loan transactions with, Compass Bank in the ordinary course of business during 2005. Any loans made by Compass Bank were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Additional transactions are expected to take place in the ordinary course of business in the future.
PROPOSAL TWO
APPROVAL AND RATIFICATION OF THE COMPASSS BANCSHARES, INC.
2006 INCENTIVE COMPENSATION PLAN
      On February 20, 2006, the Compensation Committee recommended to the Board, and the Board adopted and recommended for submission to Compass’ shareholders for their approval, the Compass Bancshares, Inc. 2006 Incentive Compensation Plan (the “2006 Plan”). The purpose of the 2006 Plan is to further the growth in earnings and market appreciation of Compass by providing performance based incentives to those officers and key employees of Compass or its subsidiaries who make substantial contributions to Compass through their ability, loyalty, industry and innovation.
      The 2006 Plan is intended to be a continuation of Compass’ management incentive program which includes certain other incentive plans. The Board of Directors believes that stock based awards are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of Compass and its shareholders. In addition, the Board of Directors believes that rewarding managers based upon the attainment of performance based goals during relevant performance cycles is an essential element of an effective management incentive program. Accordingly, the 2006 Plan provides for (i) the grant of future stock based awards to officers, directors and key employees of Compass, and (ii) the payment of performance based compensation upon the attainment of certain performance goals to be established periodically by the Compensation Committee.
      The primary features of the 2006 Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the 2006 Plan, as proposed, the full text of which is set forth as Exhibit A to this Proxy Statement.
General Information
      Administration. The 2006 Plan will be administered by the Compensation Committee. The Compensation Committee consists of three or more members who qualify both as “outside directors” within the meaning of Section 162(m) of the Code and “disinterested persons” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

      Types of awards. The 2006 Plan would authorize the Compensation Committee to grant to the employee participants in the 2006 Plan (i) stock options (which may be non-qualified options or incentive stock options for tax purposes), (ii) stock appreciation rights (“SARs”) (which may be issued in tandem with stock options), (iii) restricted stock awards, (iv) performance units (which may be denominated in shares of Compass common stock, cash or a combination thereof), and (v) supplemental cash payments (collectively, “Awards”).
      Shares reserved for issuance. The aggregate number of shares of Compass common stock which may be issued under the 2006 Plan as proposed may not exceed 4,500,000. Shares subject to options granted under the 2006 Plan which expire unexercised, or shares subject to awards which are otherwise forfeited or canceled, will not count against this limit. The maximum number of shares with respect to which awards may be granted to any individual in any one year under the 2006 Plan is 500,000. The closing price for Compass common stock as reported by NASDAQ on March 8, 2006, was $50.20 per share.
      Eligibility. Persons eligible to participate in the 2006 Plan shall be those officers and directors, and key employees of Compass and its affiliates who are in positions in which their decisions, actions and counsel significantly impact the performance of Compass or its affiliates. Participants are chosen from this group by the Compensation Committee, at its discretion. Currently, there are approximately 800 persons eligible to participate in the 2006 Plan.
      Term of the plan. The effective date of the 2006 Plan, subject to the approval by Compass shareholders, will be February 20, 2006, the date it was recommended by the Compensation Committee and adopted by the Board of Directors. The 2006 Plan shall continue in effect until all awards under the plan have been satisfied by the issuance of shares or the payment of cash, but no award may be granted after the expiration of ten (10) years following such effective date.
      Amendment and Termination of the 2006 Plan. The Compensation Committee may amend, modify, suspend or terminate the 2006 Plan at any time; provided, however, that without shareholder approval, the Compensation Committee may not increase the maximum number of shares which may be issued under the 2006 Plan, except in limited circumstances set forth in the 2006 Plan; change the class of persons eligible to receive awards; extend the period during which any award may be exercised; extend the term of the 2006 Plan; or change the minimum option price. The termination or any modification, suspension or amendment of the 2006 Plan shall not adversely affect a participant’s rights under an award previously granted without the consent of such participant. The Compensation Committee may amend the terms of any award previously granted, prospectively or retroactively, but no such amendment shall impair the rights of any participant or permitted transferee without his or her consent.
      No amendment, suspension or termination of the 2006 Plan may, without the grantee’s written consent, reduce or impair any of the rights or obligations under any then outstanding stock option or award granted to such grantee under the 2006 Plan.
Awards
      Stock options. The Compensation Committee will be authorized to grant options to purchase Compass common stock, which options may be tax-qualified, including incentive stock options within the meaning of Section 422 of the Code (except to non-employee directors), or non-qualified stock options. The Compensation Committee will determine the terms and conditions of all option grants, subject to the specific limitations set forth in Section 7 of the 2006 Plan, as proposed. In general, no option may be granted with an exercise price of less than the fair market value of a share of Compass common stock on the date of grant (110% if the grantee beneficially owns more than 10% of such stock), the term of an option may not be longer than ten (10) years, and any option shall be subject to certain restrictions on transferability. Payment of the option price may be in cash, check or other instrument acceptable to the Compensation Committee, or, in the discretion of the Compensation Committee, in the form of unrestricted common stock of Compass owned by the optionee.

      Stock appreciation rights. The Compensation Committee will be authorized to grant SARs either independent of or in connection with stock options granted under the 2006 Plan. The exercise of SARs will entitle the holder thereof to an amount (the “appreciation”) equal to the difference between (i) the fair market value of a share of common stock of Compass on the date the SAR is granted (or, in the case of SARs issued in connection with a previously issue option, the exercise price under the related option agreement which shall not be less than 100% of the fair market value of the common stock of Compass at the time the option was granted) and (ii) the fair market value of a share of common stock of Compass on the date the SAR is exercised. The appreciation will be payable in cash or common stock of Compass, at the discretion of the Compensation Committee. The exercise of SARs granted in connection with options will terminate those options.
      The exercise of SARs will be treated as the issuance of the shares of common stock to which the SARs relate for purposes of calculating the maximum number of shares which have been issued under the 2006 Plan.
      Restricted stock. The Compensation Committee will be authorized to award restricted stock under the 2006 Plan, subject to such terms and conditions as the Compensation Committee may determine. The Compensation Committee will have authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with Compass, upon the attainment of specified performance goals, or upon such other criteria as the Compensation Committee may determine. The 2006 Plan will give the Compensation Committee discretion to accelerate the vesting of restricted stock on a case-by-case basis at any time, except that performance-based restricted stock awards are subject to additional provisions.
      Stock certificates representing the restricted stock granted to an eligible employee will be registered in the employee’s name. However, no share of restricted stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the restricted stock award. In the event of an employee’s termination of employment before all of his or her restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock which have not vested will be forfeited, provided that the participant will be entitled to retain any shares of restricted stock which have been paid for by the participant. At the time restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the beneficiary designated by the employee, in the event of death), free of all restrictions.
      Performance units. The Compensation Committee may award performance units (which may be denominated in either shares of stock or cash) under which payment may be made to the participant upon the attainment of specific performance goals. If the performance unit is denominated in shares of stock (“performance stock”), such shares may be either (i) transferred to the participant on the date of the award, subject to forfeiture if the goal is not attained or (ii) transferable to the participant only upon attainment of the relevant performance goal. If the performance unit is denominated in cash, it may be paid upon attainment of the relevant performance goal either in cash or shares of Compass common stock (based on the then-current fair market value of such stock), at the Compensation Committee’s discretion.
      Performance goals will be established by the Compensation Committee and will relate to a specified performance period (typically a fiscal year of Compass). The performance goals may be based on any business criteria deemed appropriate by the Compensation Committee. Such criteria may include, but are not limited to, those listed in Section 9(c) of the 2006 Plan. These performance goals may be designed to measure corporate performance under any standards as may be determined by the Compensation Committee, including the absolute performance of Compass or Compass Bank relative to prior periods, the performance of Compass or Compass Bank relative to other companies, or the performance of the departments or divisions of Compass or Compass Bank or other affiliates of Compass with respect to which the recipient has supervisory responsibility.
      As an element of each performance goal, the Compensation Committee may establish a principal performance target, a minimum performance target, and interim targets, if desired. These targets may be adjusted at any time prior to payment of the performance unit to reflect major unforeseen events such as changes in laws, regulations or accounting procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events, subject to the limitations of Section 162(m) of the Code discussed below. If the principal performance target is attained, the participant will be entitled to receive 100% of the value of the performance unit. If the minimum performance target is attained, but not the principal performance target, the participant will be entitled to receive a lesser percentage of the value of the performance unit, as determined by the Compensation Committee or pursuant to established interim targets. The Compensation Committee shall determine the extent to which the performance targets have been attained, and what, if any, payment is due the participant on the performance unit.
      Within the first quarter of any performance period (or such earlier or later date as may be required or permitted by Section 162(m)), the Compensation Committee will determine whether to award any performance units for that performance period in a manner intended to result in “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (a “Qualifying Performance Unit”). If the Compensation Committee intends to award any Qualifying Performance Units, the relevant performance goal will be “pre-established” and “objective” within the meaning of Section 162(m) of the Code, and the Compensation Committee shall have no discretion to waive or alter the goal after the expiration of the earlier of (i) the expiration of twenty-five percent of the performance period or (ii) the date on which the outcome under the goal is substantially certain. The maximum amount payable under a performance unit will depend on the value of that performance unit (which, for cash denominated performance units, is typically a percentage of the recipient’s base salary). However, Qualifying Performance Units awarded to any single officer in any given performance period are subject to a maximum cash denomination of $3,000,000.
      Supplemental Cash Payments. At the Compensation Committee’s discretion, awards may provide for supplemental cash payments after the exercise of a stock option or SAR or upon payment of a performance unit or vesting of restricted stock, subject to the limitation of the value of such award.
Non-Employee Director Participation
      Under the 2006 Plan, Non-Employee Directors of Compass may receive Awards under the Plan as determined by the Compensation Committee.
Discussion of Federal Income Tax Consequences
      The following statements are based on current interpretations of existing Federal income tax laws. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.
      Stock options. Generally, there are no Federal income tax consequences either to the optionee or to Compass upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not recognize any income and Compass will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and Compass will be entitled to a deduction for tax purposes in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, Compass will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by Compass, subject to the limitations of Section 162(m) of the Code. The disposition of shares acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for Compass.
      Stock appreciation rights. The grant of a SAR generally does not result in income to the grantee or in a deduction for Compass. Upon the exercise of a SAR, the grantee will recognize compensation income and

Compass will be entitled to a deduction measured by the fair market value of the shares plus any cash received, subject to the limitations of Section 162(m) of the Code.
      Restricted stock. The grant of restricted stock generally does not result in income to the grantee or in a deduction for Compass, assuming the shares transferred are subject to restrictions which constitute a “substantial risk of forfeiture.” If there are no such restrictions, the grantee would recognize compensation income upon receipt of the shares. Dividends paid to the grantee while the stock is subject to such restrictions would be treated as compensation income to the grantee and Compass would be entitled to a deduction, subject to the limitations of Section 162(m) of the Code. At the time the restrictions lapse, the grantee would recognize compensation income, and Compass would be entitled to a deduction measured by the fair market value of the shares at the time of lapse, subject to the limitations of Section 162(m) of the Code.
      Performance units. The grant of a performance unit generally does not result in income to the grantee or in a deduction for Compass. Upon the receipt of cash or shares of common stock under a performance unit, the grantee will recognize compensation income and Compass will be entitled to a deduction measured by the fair market value of the shares plus any cash received, subject to the limitations of Section 162(m) of the Code.
      Supplemental Cash Payments. The receipt of such payments generally would be recognized as compensation income to the grantee and Compass would be entitled to a corresponding deduction for such amount.
      Limitations on Deductibility under Section 162(m). As indicated above, Compass will usually be entitled to a deduction at the time and in the amount a recipient of an award recognizes ordinary compensation income in connection therewith. However, Section 162(m) of the Code imposes a $1,000,000 limitation on the amount of annual compensation deduction allowable to a publicly held company in respect of its chief executive officer and its other four most highly paid executive officers (e.g. the Named Executive Officers discussed above). An exception to this limitation is provided if certain shareholder approval, outside director administration and other requirements are satisfied. Assuming the 2006 Plan will be approved by Compass shareholders, awards may be, but are not required to be, structured as Qualifying Performance Units which may not be subject to this deduction limitation.
      Section 409A of the Code. It is intended that the 2006 Plan will be administered, operated and interpreted such that all Awards granted thereunder will not be considered deferred compensation subject to Section 409A of the Code and the Compensation Committee will have the discretion to modify or amend any award (and may do so retroactively) to the extent such modification or amendment is necessary to cause the award to be exempt from Section 409A and is not materially prejudicial to the affected participant.
Change of Control
      In the case of a merger or consolidation in which Compass is not the surviving corporation, or a sale of all or substantially all of the business or property of Compass, or liquidation or dissolution of Compass, or in the event of a tender offer or any other change involving a threatened change in control of Compass which, in the opinion of the Compensation Committee, could deprive the holders of the benefits intended to be conferred by awards hereunder, the Committee may, in anticipation of any such transaction or event, make such adjustments in the terms and conditions of outstanding awards, as the Compensation Committee in its sole discretion determines are equitably warranted under the circumstances including, without limitation, (i) acceleration of exercise terms or (ii) acceleration of the lapse of restrictions, performance objectives and other terms.
      The Board of Directors recommends a vote FOR the approval and ratification of the Compass Bancshares, Inc. 2006 Incentive Compensation Plan. Approval of the 2006 Plan requires the affirmative vote of a majority of the shares voting at the meeting in person or by proxy.

      The following table presents information regarding Compass’ equity compensation plans at December 31, 2005:

Number of
	securities to be		Weighted-average		Number of securities remaining
	issued upon exercise		exercise price of		available for future issuance
	of outstanding		outstanding		under equity compensation plans
	options, warrants		options, warrants		(excluding securities reflected in
	and rights		and rights		column (a))
Plan category	(a)		(b)		(c)

Equity compensation plans approved by security holders:
Stock option awards(1)	8,467,886	(2)	$31.54		2,175,226
Stock purchase plans(3)	—	(4)	—	(4)	5,000,000
Equity compensation plans not approved by security holders	—		—		—

Total	8,467,886		$31.54		7,175,226

(1)	Consists of awards granted under the 1996 Long-Term Incentive Plan, the 1999 Omnibus Incentive Compensation Plan and the 2002 Incentive Compensation Plan.

(2)	Amount includes 456,744 of restricted shares awarded, subject to vesting requirements.

(3)	Consists of shares issuable under the Compass Bancshares, Inc. Monthly Investment Plan

(4)	The number of shares that may be issued pursuant to Compass’ stock purchase plans during a given period and the purchase price of such shares cannot be determined in advance of such purchases.
CHANGES IN COMPASS’ CERTIFYING ACCOUNTANT
      The Audit Committee of the Board of Directors of Compass decided not to renew the engagement of PricewaterhouseCoopers LLP, its independent registered public accounting firm, effective as of the close of business on March 16, 2006. The reports of PricewaterhouseCoopers LLP on Compass’ financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2005 and 2004 and through March 16, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its reports on the financial statements for such years.
      As previously reported and as discussed under Management’s Report on Internal Control Over Financial Reporting under Item 9A of its 2004 Form 10-K/ A, management and the Audit Committee determined that the audited financial statements for 2004, 2003 and 2002 and the unaudited interim financial statements for each of the quarters ended March 31, June 30, and September 30, 2005 and 2004 could not be relied upon. Based upon their evaluation, management concluded that as of the end date for each of these periods, a material weakness in its internal control regarding the appropriate classification of certain interest rate swaps and the related valuation of the hedged brokered certificates of deposit and trust preferred debt existed. As a result of this material weakness, the 2004 Form 10-K/ A, filed on January 11, 2006 with the SEC, included restated consolidated financial statements for 2004, 2003 and 2002. Also, the Form 10-Q/ A for each of the quarters ended March 31, June 30, and September 30, 2005 and 2004, respectively, filed on January 11, 2006 with the SEC, included restated interim consolidated financial statements. As of January 11, 2006, management believes it has fully remediated this material weakness in internal control over financial reporting. As previously reported and as discussed under Management’s Report on Internal Control Over Financial Reporting under Item 9A of its 2005 Form 10-K, Compass maintained effective internal control over financial reporting as of December 31, 2005.

      Except for the material weakness described above, there are no reportable events under Item 304(a)(1)(v) of SEC Regulation S-K that occurred during the years ended December 31, 2005 and 2004 and through March 16, 2006. The Audit Committee discussed the material weakness described above with PricewaterhouseCoopers LLP, and the Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of a successor independent registered public accounting firm concerning the subject matter of the material weakness described above. It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.
      Compass engaged Ernst & Young LLP as its new independent registered public accounting firm as of March 16, 2006, to audit Compass’ consolidated financial statements. During the two most recent fiscal years and through the date of engagement, Compass has not consulted with Ernst & Young LLP on items regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Compass’ consolidated financial statements or (2) the subject matter of a disagreement or reportable event as defined in Item 304 (a)(1)(iv) and (v) of SEC Regulation S-K. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.
Fees Paid To Independent Accountant
      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of Compass’ annual financial statements for the fiscal years ended December 31, 2005, and 2004, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal 2005	Fiscal 2004

Audit Fees(1)	$1,352,970	$1,389,479
Audit-Related Fees(2)	118,708	139,483
Tax Fees(3)	79,775	138,790
All Other Fees(4)	1,400	5,900

Total	$1,552,853	$1,673,652

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Compass’ consolidated annual financial statements, the audit of Compass’ internal control over financial reporting, review of the quarterly interim consolidated financial statements and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, as well as such services as comfort letters, consents, and assistance with and review of documents filed with the SEC.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Compass’ consolidated financial statements, are not reported under “Audit Fees” and include employee benefit plan audits, accounting consultations and attest services that are not required by statute or regulation.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning. For 2005 and 2004, fees for tax return reviews totaled $42,500 and $37,000, respectively.

(4)	All Other Fees consist of fees for products and services other than the services reported above. The Audit Committee has considered that the provision of these services was compatible with maintaining the independent accountant’s independence.
Policy on Pre-Approval of Audit and Related Services
      The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. During the 2005 fiscal year, all of the professional services of PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee is responsible for, among other things (i) providing independent, objective oversight of Compass’ financial accounting and reporting functions and internal controls; (ii) appointing, compensating and overseeing Compass’ independent accountants; (iii) reviewing and overseeing Compass’ internal audit department; and (iv) providing an open avenue of communication among the independent accountants, financial and senior management, internal audit department and the Board of Directors. The Audit Committee is composed of four directors and operates under a written charter adopted and approved by the Board of Directors at least every three years.
      The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 (the “Audited Financial Statements”), with Compass’ management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent accountants of Compass for the fiscal year ended 2005, the matters required to be discussed by codification of Statements on Auditing Standards No. 61 and Statements on Auditing Standards No. 90.
      The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has reviewed, evaluated and discussed with PricewaterhouseCoopers LLP its independence from Compass. The Audit Committee also has discussed with Compass management and PricewaterhouseCoopers LLP such other matters and received such assurances from them as deemed appropriate by the Audit Committee.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.
      Members of the Audit Committee:

Charles W. Daniel	John S. Stein
Carl J. Gessler, Jr., M.D.	J. Terry Strange
SHAREHOLDER PROPOSALS
      Under the SEC rules, holders of Compass common stock who wish to make a proposal to be included in Compass’ Proxy Statement and Proxy for Compass’ 2007 Annual Meeting must cause such proposal to be received by Compass at its principal office address of 15 South 20th Street, Birmingham, AL 35233, addressed to the Secretary, no later than November 17, 2006. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of shares of Compass common stock owned, and the dates those shares were acquired by the shareholder. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to continue to hold the securities through the date of the 2007 Annual Meeting and appear at Compass’ 2007 Annual Meeting, either in person or by representative, to present the proposal. The proxy rules of the SEC govern the content and form of shareholder proposals and the minimum shareholding requirement. All proposals must be a proper subject for action at Compass’ 2007 Annual Meeting.
      A shareholder may wish to have a proposal presented at the 2007 Annual Meeting but not to have such proposal included in Compass’ Proxy Statement and Proxy. For business to be properly requested to be brought before the 2007 Annual Meeting, the Secretary of Compass must receive from the shareholder a notice in writing of such request not less than 75 days prior to the 2007 Annual Meeting. In addition, the shareholder must be a shareholder of record at the time of giving such notice and be entitled to vote at the 2007 Annual Meeting. Compass’ 2007 Annual Meeting currently is scheduled to be held April 16, 2007, in Birmingham, Alabama.
CODE OF CONDUCT AND ETHICS
      Compass has adopted a Code of Ethics that applies to its directors and senior financial officers and a Code of Conduct that applies to all employees. The Code of Ethics for Directors and Senior Financial Officers and the Code of Conduct, and any amendments thereto, are available on Compass’ website at www.compassbank.com. Any waiver from the Code of Ethics for Directors and Senior Financial Officers and any waiver for an executive officer from the Code of Conduct also will be made available on Compass’ website at www.compassbank.com.
AVAILABILITY OF FORM 10-K
      Compass will provide its Annual Report on Form 10-K for the 2005 fiscal year as filed with the SEC, not including exhibits, to shareholders, without charge, upon written request. Such requests should be submitted to: Investor Relations, Compass Bancshares, Inc., 15 South 20th Street, Birmingham, AL 35233. Exhibits to Form 10-K also will be provided upon specific request and payment of a fee covering Compass’ reasonable expenses. Compass 2005 Annual Report on Form 10-K and this proxy statement also are available on Compass’ website at www.compassbank.com.
OTHER MATTERS
      As of March 8, 2006, Compass had not received notice of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Should other matters properly come before the meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

Exhibit A
COMPASS BANCSHARES, INC.
2006 INCENTIVE COMPENSATION PLAN
      Section 1.     Purpose of the Plan; Definitions. The purpose of the Compass Bancshares, Inc. 2006 Incentive Compensation Plan (the “Plan”) is to further the growth in earnings and market appreciation of Compass Bancshares, Inc. (the “Corporation”). The Plan provides long-term incentives to those officers, key employees and other personnel of the Corporation and its Affiliates (as hereinafter defined) who make substantial contributions to the Corporation through their ability, loyalty, industry and invention, and to members of the Board of Directors of the Corporation who are not also employees of the Corporation (the “Non-Employee Directors”). The Corporation intends that the Plan will facilitate securing, retaining and motivating officers, key employees, other personnel and Non-Employee Directors of the Corporation.
      For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

(b) “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Corporation and (ii) any entity in which the Corporation has a significant equity interest, as determined by the Committee.

(c) “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Unit, supplemental cash payment or other award granted under the Plan.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(e) “Board” means the Board of Directors of the Corporation.

(f) “Cause” means, unless otherwise determined by the Committee and reflected in the applicable Award Agreement, the occurrence of any one or more of the following (i) the willful and continued failure by a Participant to substantially perform his or her duties (other than any such failure resulting from the Participant’s Disability, death or Retirement), after a written demand for substantial performance is delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his or her duties, and the Participant has failed to remedy the situation within thirty (30) calendar days of receiving such notice or (ii) a Participant’s conviction for committing an act of fraud, embezzlement, theft or another act constituting a felony or a crime involving moral turpitude or (iii) substantial dependence or addiction to any drug illegally taken or to alcohol that is in either event materially and demonstrably injurious to the Corporation or (iv) the engaging by a Participant in gross misconduct materially and demonstrably injurious to the Corporation. No act or failure to act on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation. Cause shall be determined by the Committee in the exercise of good faith and reasonable judgment.

(g) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

(h) “Commission” means the Securities and Exchange Commission.

(i) “Committee” means the Compensation Committee of the Board.

(j) “Common Stock” means the common stock, par value $2.00 per share, of the Corporation.

(k) “Disability” means total and permanent disability as determined under the Corporation’s long-term disability plan.

(l) “Disinterested Person” means an individual who qualifies as a “non-employee director” within the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Commission under the Act, or any successor definition adopted by the Commission, and who qualifies as an “outside director” within the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition thereto.

(m) “Early Retirement” means retirement from active employment with the Corporation or its Affiliates on or after the date on which the Participant reaches the age of 55 but before the date on which the Participant reaches the age of 65.

(n) “Eligible Person” means any Employee or director (including any Non-Employee Director), providing services to the Corporation or any Affiliate who is in a position in which his or her decisions, actions and/or counsel significantly impact the performance of the Corporation and its Affiliates and who the Committee determines to be an Eligible Person.

(o) “Employee” means any employee of the Corporation or its Affiliates, including officers of the Corporation or its Affiliates. Non-Employee Directors shall not be considered Employees for purposes of the Plan.

(p) “Fair Market Value” means, as of any given date, the closing price of the Common Stock (or if no transactions were reported on such date on the next preceding date on which transactions were reported) in the principal market in which such Common Stock is traded on such date.

(q) “Incentive Stock Option” means any Stock Option intended to be and designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

(r) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(s) “Normal Retirement” means retirement from active employment with the Corporation or its Affiliates on or after the date on which the Participant reaches the age of 65.

(t) “Participant” means an Eligible Person designated to be granted an Award under the Plan.

(u) “Performance Units” means an Award granted to a Participant pursuant to Section 9 hereof contingent upon achieving certain performance targets.

(v) “Person” means any individual, corporation, partnership, association or trust.

(w) “Restricted Stock” means an Award of shares of Common Stock granted to a Participant pursuant to and subject to the restrictions set forth in Section 10 hereof.

(x) “Retirement” means Early Retirement and Normal Retirement.

(y) “Stock Appreciation Right” means a right granted under Section 8 hereof, which entitles the holder to receive cash or Common Stock in an amount equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) a specified price.

(z) “Stock Option” means any option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

(aa) “Ten Percent Shareholder” means a Person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.
      Section 2.     Administration. (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of three or more members of the Board who are Disinterested Persons. The Committee shall have full and final authority in its discretion (i) to interpret the provisions of the Plan (and any Award Agreement and any other agreement or instrument relating to the Plan) and to decide all questions of fact arising in its application, (ii) to designate Participants, (iii) to determine the Participants to whom Awards shall be made under the Plan, (iv) to determine the type of Award to be made and the amount, size, terms and conditions of each such Award, (v) to determine and establish additional terms and conditions not inconsistent with the Plan for any Award Agreements entered into with Participants in connection with the Plan, (vi) to determine the time when Awards will be granted and when rights may be exercised, which may be after termination of employment, (vii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable and (viii) to make all other determinations necessary or advisable for the administration of the Plan.
      (b) A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive; provided, however, that any such decision made or action taken by the Committee may be reviewed by the Board, in which event the determination of the Board shall be final and conclusive. This provision shall not be construed to grant to any Person any right to review by the Board of any decision made or action taken by the Committee.
      (c) Neither the Board nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board may be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law and under any directors’ and officers’ liability insurance that may be in effect from time to time, in all events as a majority of the Board then in office may determine from time to time, as evidenced by a written resolution thereof. In addition, no member of the Board and no Employee shall be liable for any act, or failure to act hereunder, by any other member or other Employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for any act or failure to act by such member or Employee, in all events except in circumstances involving such member’s or Employee’s bad faith, gross negligence, intentional fraud or violation of a statute.
      (d) The Committee may, in its sole discretion, delegate any of its powers to grant Awards under the Plan to any officer of the Corporation deemed appropriate by the Committee; provided, however, (i) that no officer to whom the power to grant Awards under the Plan has been delegated shall have the power to grant Awards under the Plan to himself or herself or to any director of the Corporation, and (ii) the Committee’s discretion to delegate may be limited by applicable Delaware corporate law, compliance with SEC Rule 16b-3 or similar other requirements.
      Section 3.     Eligibility; Participants. Any Eligible Person shall be eligible to be designated a Participant. Incentive Stock Options may only be granted to full or part-time Employees (which term as used herein includes, without limitation, officers and directors who are also Employees). Incentive Stock Options shall not be granted to an Employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Corporation within the meaning of Section 424(f) of the Code or any successor provision.
      Section 4.     Awards Under the Plan. Awards by the Committee under the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Performance Units, Restricted Stock, supplemental cash payments and such other forms as the Committee may in its discretion deem appropriate, including any combination of the above. No fractional shares shall be issued under the Plan, and the minimum value of any shares issued under the Plan shall be the par value at the time of Award.
      Section 5.     Shares Subject to Plan.
      (a) The total number of shares of Common Stock reserved and available for distribution under the Plan shall be Four Million Five Hundred Thousand (4,500,000). Such shares may consist of, in whole or in part, authorized and unissued shares or shares previously issued that have been repurchased by the Corporation. Except as otherwise provided herein, any shares subject to a Stock Option or right that for any reason expires or terminates unexercised as to such shares and any shares of Restricted Stock which are forfeited by a Participant or otherwise reacquired by the Corporation shall again be available for award under the Plan.

      (b) The maximum number of shares of Common Stock subject to Awards that may be granted under the Plan to any individual in any one year is Five Hundred Thousand (500,000) (subject to appropriate adjustments to reflect changes in the capitalization of the Corporation).
      (c) In the event of any change in the outstanding number of shares of Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or otherwise, the Committee shall adjust the number of shares of Common Stock which may be issued under the Plan and the Committee shall provide for an equitable adjustment of any shares issuable pursuant to Awards outstanding under the Plan.
      Section 6.     Effective Date. The Plan has been adopted by the Board subject to the approval of the stockholders of the Corporation. If the Plan is approved by the stockholders of the Corporation, the effective date of the Plan will be February 20, 2006, the date it was adopted by the Board. If any Awards are granted under the Plan before the date of such stockholder approval, such Awards automatically shall be granted subject to such approval.
      Section 7.     Stock Options. Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Options need not be the same with respect to each Participant. Each Stock Option shall be evidenced by an Award Agreement in a form that is not inconsistent with the Plan and that the Committee may from time to time approve. Such Award Agreement shall specify, among other things, the type of Stock Option granted, the option price, the duration of the Stock Option, the number of shares of Common Stock to which the Stock Option pertains and the schedule on which such Stock Option becomes exercisable.
      Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.
      The Committee shall have the authority to grant any Participant Incentive Stock Options (other than Non-Employee Directors), Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.
      Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event a Participant voluntarily disqualifies a Stock Option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Corporation which result from such disqualification.
      Stock Options granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement:

(a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than the Fair Market Value of the Common Stock on the date of the grant of the Stock Option; provided, however, if the Stock Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price for each share of Common Stock subject to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted. Notwithstanding the foregoing and except as permitted by the provisions of Sections 5(c) and 13 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Stock Options to reduce the option price per share subject to such Stock Option or (ii) cancel such Stock Options and grant substitute Stock Options with a lower price per share than the cancelled Stock Options.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date such Incentive Stock Option is granted; provided, however, that if a Stock Option is an Incentive Stock Option granted to a Ten Percent Shareholder, such Incentive Stock Option shall not be exercisable more than five (5) years after the date such Incentive Stock Option is granted.

(c) Exercisability. Subject to Section 7(g) hereof with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If any Stock Option is exercisable only in installments, the Committee, in its discretion, may waive such installment exercise provisions at any time, in whole or in part, based on performance and/or such other factors as the Committee may determine in its sole discretion.

(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check payable to the Corporation or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after the time of grant, payment in full or in part may also be made in the form of unrestricted Common Stock owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised, as determined by the Committee). No shares of Common Stock resulting from the exercise of a Stock Option shall be issued until full payment therefor has been made.

(e) Voluntary Termination and Termination by the Corporation for Cause. Unless otherwise determined by the Committee and reflected in the applicable Award Agreement, an employment contract or other applicable agreement, a Participant granted a Stock Option who voluntarily terminates employment, other than by reason of Retirement, or whose employment is terminated involuntarily for Cause, will forfeit all rights under such Stock Option.

(f) Termination for Any Reason Other Than Cause and Voluntary Termination. The rights of any Participant granted a Stock Option, whose employment is terminated for any reason other than as set forth in subsection (e) above, shall be as determined by the Committee, in its discretion, and reflected in the applicable Award Agreement or other applicable agreement.

(g) Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan (and/or any other stock option plans of the Corporation or any Affiliate) shall not exceed One Hundred Thousand and No/100 Dollars ($100,000).
      Section 8.     Stock Appreciation Rights. Each Stock Appreciation Right shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement:

(a) Award. A Stock Appreciation Right shall entitle the Participant to receive upon exercise the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) a specified price which shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time the Stock Appreciation Right was granted, or, if granted in connection with a previously issued Stock Option, not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time such Stock Option was granted. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Option (including, in addition to Stock Options granted under the Plan, stock options granted under other plans of the Corporation), or not in connection with a Stock Option.

(b) Term. Stock Appreciation Rights shall be granted for a period of not more than ten (10) years, and shall be exercisable in whole or in part at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee.

(c) Payment. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of Common Stock (at the Fair Market Value on the date of exercise), in cash, or in a combination thereof, as the Committee may determine.

(d) Effect on Shares. The exercise of a Stock Appreciation Right shall be treated as the issuance of a share of Common Stock for purposes of calculating the maximum number of shares that have been issued under the Plan.

(e) Stock Appreciation Right Granted with Incentive Stock Option. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

(f) Voluntary Termination and Termination by the Corporation for Cause. Unless otherwise determined by the Committee and reflected in the applicable Award Agreement, an employment contract or other applicable agreement, a Participant granted a Stock Appreciation Right who voluntarily terminates employment, other than by reason of Retirement, or whose employment is terminated involuntarily for Cause, will forfeit all rights under such Stock Appreciation Right.

(g) Termination for Any Reason Other Than Cause and Voluntary Termination. The rights of any Participant granted a Stock Appreciation Right, whose employment is terminated for any reason other than as set forth in subsection (f), above shall be as determined by the Committee, in its discretion, and reflected in the applicable Award Agreement or other applicable agreement.
      Section 9.     Performance Units. The Committee may grant Performance Units (which may be denominated in either shares of Common Stock or cash) under which payment may be made to the Participant upon the attainment of specific performance goals. If the Performance Unit is denominated in shares of Common Stock, such shares may be either (i) transferred to the Participant on the date of the Award (in the form of Restricted Stock in accordance with Section 10 below), subject to forfeiture if the goal is not attained or (ii) transferable to the Participant only upon attainment of the relevant performance goal. If the Performance Unit is denominated in cash, it may be paid upon attainment of the relevant performance goal either in cash or shares of Common Stock (based on the then current fair market value of such Common Stock), at the Committee’s discretion. Each Performance Unit shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. Performance Units granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement:

(a) Performance Period. The performance period for a Performance Unit shall be established by the Committee and shall be not more than ten (10) years.

(b) Valuation of Units. A value for each Performance Unit shall be established by the Committee, together with principal, minimum and any interim performance targets to be achieved with respect to the Performance Unit during the performance period. The Participant shall be entitled to receive one hundred percent (100%) of the value of the Performance Unit if the principal target is achieved during the performance period, but shall be entitled to receive no value for such Performance Unit if the minimum target is not achieved during the performance period. The Participant shall be entitled to receive one or more stated portions of the value of the Performance Unit for specified interim performance targets during the performance period that meets or exceeds the minimum target but fails to meet the principal target.

(c) Performance Goals. The Committee may establish performance goals based on any business criteria deemed appropriate by the Committee including without limitation: (i) net earnings;

(ii) earnings per share; (iii) Net deposit or loan growth; (iv) net income (before or after taxes); (v) net operating profit; (vi) return measures (including return on assets, capital (including tangible or intangible), equity or sales; (vii) cash flow (including operating cash flow and free cash flow); (viii) Cash flow return on investments, which equals net cash flows divided by stockholders’ equity; (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) internal rate of return or increase in net present value; (xi) gross margins; (xii) operating margin; (xiii) share price (including growth measures and total stockholder return); (xiv) expense targets; (xv) working capital targets including targets relating to loan growth, collections, charge-offs, and tier 1 and tier 2 capital measures; (xvi) planning accuracy (as measure by comparing planned results to actual results); (xvii) key operational measures (including delivery performance, quality measurements, employee metrics and market share expansion); and (xviii) ratios, such as earnings to shareholders’ equity, earnings to total capital, capital to assets, or operating expenses to total revenue

These performance goals may be designed to measure corporate performance under any standards as may be determined by the Committee, including the absolute performance of the Corporation or its Affiliates relative to prior periods, the performance of the Corporation or its Affiliates relative to other companies or the performance of the departments or divisions of the Corporation or its Affiliates with respect to which the recipient has supervisory responsibility. Multiple performance goals may be established and may have the same or different weighting.

(d) Adjustments. At any time prior to payment of the Performance Units, the Committee may adjust previously established performance goals and other terms and conditions to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events, subject to the limitations of Section 162(m) of the Code and the regulations promulgated thereunder with respect to those Performance Units which are structured to qualify for an exception to the limitations on deductibility imposed by Section 162(m) of the Code and the regulations promulgated thereunder (as discussed below). If applicable tax and securities laws permit, the Committee may utilize Performance Goals not listed in Section 10(a) without obtaining stockholder approval.

(e) Payments of Performance Units. Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained for such period as well as whether the other terms and conditions established by the Committee have been met. With respect to Performance Units denominated in cash, the Committee shall determine what, if any, payment is due with respect to the Performance Units and whether such payment shall be made in cash, in Common Stock, or partially in cash and partially in Common Stock. Any payments made in Common Stock shall be calculated based on the Fair Market Value of the Common Stock on the date of payment. Payments shall be made as promptly as practicable following the end of the performance period, but no later than the date which is two and one-half (2 1/2) months following the end of the performance period. With respect to Performance Units denominated in shares of Common Stock, the Committee shall determine the extent to which either (i) shares previously transferred to the Participant on the date of the Award (in the form of Restricted Stock in accordance with Section 10 below) shall be forfeited, if the relevant performance goal is not attained or (ii) shares shall be transferred to the Participant, if the relevant performance goal is attained.

(f) Voluntary Termination and Termination by the Corporation for Cause. Unless otherwise determined by the Committee and reflected in the applicable Award Agreement, an employment contract or other applicable agreement, a Participant granted a Performance Unit who voluntarily terminates employment, other than by reason of Retirement, or whose employment is terminated involuntarily for Cause, will forfeit all rights under such Performance Unit.

(g) Termination for Any Reason Other Than Cause and Voluntary Termination. The rights of any Participant granted a Performance Unit, whose employment is terminated for any reason other than as set forth in subsection (f) above, shall be as determined by the Committee, in its discretion, and reflected in the applicable Award Agreement or other applicable agreement.

(h) Section 162(m) Provisions. The Committee shall determine whether to award any Performance Units in a manner intended to result in “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder (a “Qualifying Performance Unit”). The maximum amount payable under a Performance Unit will depend on the value of the Performance Unit; provided, however, the maximum amount payable with respect to Qualifying Performance Units awarded to any single Participant in any given performance period shall be Three Million and No/100 Dollars ($3,000,000) notwithstanding the terms of such Performance Unit.
      Section 10.     Restricted Stock Awards.
      (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Persons to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid for such shares by the recipient of Restricted Stock (subject to Section 10(b) hereof), the period of time during which the transfer of such shares is restricted and all other terms and conditions of such Awards, which terms and conditions shall not be inconsistent with the terms and conditions of the Plan. The Committee may also condition the grant of Restricted Stock, and the terms and conditions applicable to such Restricted Stock, upon the attainment of specified performance goals (which grants may be structured as Performance Units or Qualifying Performance Units in accordance with Section 9 hereof), or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock Awards need not be the same with respect to each Participant.
      (b) Awards and Certificates. Each Award of shares of Restricted Stock shall be evidenced by an Award Agreement (a “Restricted Stock Award Agreement”) in a form that is not inconsistent with the Plan and that the Committee may from time to time approve.

(i) Awards of Restricted Stock must be accepted within a period of ninety (90) days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price for such shares, if any, is required.

(ii) A stock certificate representing shares of Restricted Stock shall be issued in the name of each Participant who is awarded Restricted Stock. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Compass Bancshares, Inc. 2006 Incentive Compensation Plan and a Restricted Stock Award Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Award Agreement are on file in the offices of the Corporation, 15 South 20th Street, Birmingham, Alabama 35233.”

(iii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
      (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 10 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the Restricted Stock Award Agreements, from the date of grant through such period as may be set by the Committee (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. The Restriction Period may include the performance period with respect to Performance Units denominated in shares of stock. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion; provided, however, that with respect to Restricted Stock transferred to Participants pursuant to Qualifying Performance Units prior to the expiration of the relevant performance period in accordance with Section 9 above, except as provided in Section 13, any adjustments to such awards are subject to the limitations of Section 9(d).

(ii) Except as provided in subsection (c)(i) of this Section 10, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote and to receive any dividends. Dividends paid in stock of the Corporation or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Common Stock shall be delivered to the Participant after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

(iii) Subject to the provisions of the Restricted Stock Award Agreement or other applicable agreement, and this Section 10, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant; provided, however, that the Participant shall be entitled to retain any shares of Restricted Stock which have been fully paid for by the Participant.

(iv) The Committee may, in its sole discretion, waive in whole or in part any or all restrictions with respect to such Participant’s shares of Restricted Stock.

      Section 11.     Supplemental Cash Payments. Subject to the Committee’s discretion, Award Agreements may provide for the payment by the Corporation of a supplemental cash payment after the exercise of a Stock Option or Stock Appreciation Right, at the time of payment of a Performance Unit or at the end of the restriction period of a Restricted Stock Award. Supplemental cash payments shall be subject to such terms and conditions as shall be provided by the Committee, provided that in no event shall the amount of each payment exceed:

(a) In the case of a Stock Option, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the option price multiplied by the number of shares for which such Stock Option is exercised, or

(b) In the case of a Stock Appreciation Right, Performance Unit or Restricted Stock Award, the value of the shares and other consideration issued in payment of such Award.
      Section 12.     Awards to Non-Employee Directors. Awards to Non-Employee Directors shall be subject to Award Agreements containing such terms and conditions as the Committee may determine that are not inconsistent with the Plan.
      Section 13.     Sale, Merger or Change in Control. In the case of a merger or consolidation in which the Corporation is not the surviving corporation, or a sale of all or substantially all of the business or assets of the Corporation, or liquidation or dissolution of the Corporation, or in the event of a tender offer or any other change involving a threatened change in control of the Corporation which, in the opinion of the Committee, could deprive the holders of the benefits intended to be conferred by Awards hereunder, the Committee may, in anticipation of any such transaction or event, either at the time of grant or thereafter, make such adjustments in the terms and conditions of outstanding Awards, as the Committee in its sole discretion determines are equitably warranted under the circumstances including, without limitation, (i) acceleration of exercise terms, or (ii) acceleration of the lapse of restrictions and/or performance objectives or other terms.
      Section 14.     General Provisions.
      (a) Governmental or Other Regulations. Each Award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory authority, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A Participant shall agree, as a condition of receiving any Award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Corporation is required by any applicable law, ruling or regulation.
      (b) Rights of a Stockholder. The recipient of any Award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.
      (c) No Additional Rights. Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Corporation or its Affiliates, or affect any right which the Corporation or such Affiliates may have to terminate the employment of the Participant.
      (d) Withholding. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation, or provide indemnification satisfactory to the Corporation for, an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the issuance or delivery of any certificate or certificates for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax requirements. In the discretion of the Committee, the Corporation may allow a Participant to cause any such withholding obligation to be satisfied by electing to have the Corporation withhold shares otherwise available for delivery to the Participant; provided, however, that such shares shall have a Fair Market Value on the date the tax is to be determined in an amount equal to the minimum statutory total tax which could be imposed on the transaction.
      (e) Non-Assignability. Unless otherwise determined by the Committee and reflected in the applicable Award Agreement, no Award under the Plan shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or by the Participant’s legal guardian. A transferee of an Award shall have only those rights that the Participant would have had had the Award not been transferred. In addition, if the Committee allows an Award to be transferable or assignable, such Award shall be subject to such additional terms and conditions as the Committee deems appropriate.
      (f) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing set forth herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
      (g) Non-Uniform Determination. The Committee’s determinations under the Plan (including, without limitation, determinations of the Eligible Persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of Awards and the Award Agreements, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among Eligible Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Eligible Persons are similarly situated. Notwithstanding anything contained in the Plan, the Corporation may make loans to Participants in connection with Awards under the Plan or otherwise.
      (h) Amendment or Termination. The Board may amend, modify, suspend or terminate the Plan at any time; provided, however, that without stockholder approval, the Board may not increase the maximum number of shares which may be issued under the Plan (except increases pursuant to Sections 5(c) and 13 hereof), change the class of Persons eligible to receive Awards, extend the period specified in the Plan during which an Award may be exercised, extend the term of the Plan or change the minimum option price. The termination or any modification, suspension or amendment of the Plan shall not adversely affect a Participant’s rights under an Award previously granted without the consent of such Participant. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant or permitted transferee without his or her consent.
      (i) Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the sale or exercise of Awards under the Plan shall be added to the Corporation’s general funds and used for general corporate purposes.
      (j) Section 16. It is intended that the Plan and any grants made to a Person subject to Section 16 of the Act meet all of the requirements of Rule 16b-3 thereunder. If any provision of the Plan or any Award hereunder would disqualify the Plan or such Award, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.
      (k) No Restriction on Right of Company to Effect Corporate Changes. Nothing in the Plan shall affect the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
      (l) Award Agreement. The prospective recipient of an Award under the Plan shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the then-applicable terms and conditions.
      (m) Construction of Plan. The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all Persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama.
      (n) Duration of the Plan. The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of shares or the payment of cash, but no Award shall be granted more than ten (10) years after the effective date hereof.
      (o) Section 409A of the Code. The Plan shall be administered, operated, and interpreted such that all Awards granted hereunder are not considered deferred compensation subject to Section 409A of the Code and the Committee shall have the discretion to modify or amend any Award granted hereunder and any Award Agreement (and may do so retroactively); provided that any such modification or amendment is necessary to cause such Award to be exempt from Section 409A of the Code and is not materially prejudicial to the Corporation and the affected Participant.

INSTRUCTIONS FOR VOTING ELECTRONICALLY
VIA THE INTERNET OR TELEPHONE
•	Stockholders can now vote their shares electronically via the internet or telephone.
•	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the bottom portion of this proxy card.
TO VOTE YOUR SHARES VIA THE INTERNET
Visit WWW.COMPASSBANK.COM
•	To vote your shares via the internet, access the above website using any internet connection. Click “VOTE YOUR PROXY” and follow the instructions provided to vote your shares.
•	Have this proxy card in hand when you access the above-listed website.
•	Enter the company number, proxy number and account number, when prompted, to create an electronic ballot. This information is located on the bottom portion of this proxy card.
•	Follow the prompts to vote your shares.
TO VOTE YOUR SHARES VIA THE TELEPHONE
Call 1-866-894-0537
•	To vote your shares via the telephone, access the electronic voting center by dialing the above number from any touch-tone telephone.
•	Have this proxy card in hand when you call the above-listed number.
•	Enter the company number, proxy number and account number, when prompted, to create an electronic ballot. This information is located on the bottom portion of this proxy card.
•	Follow the instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU VOTED ELECTRONICALLY
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT	Please mark your votes like this	☒

PROPOSAL 1.	ELECTION OF DIRECTORS,	FOR	WITHHELD
	COMPASS BANCSHARES, INC.	ALL	FOR ALL
NOMINEES:	01 CHARLES W. DANIEL 02 WILLIAM E. DAVENPORT 03 CHARLES E. MCMAHEN	☐	☐

FOR ALL EXCEPT AS NOTED

		FOR	AGAINST	ABSTAIN
PROPOSAL 2.	APPROVAL AND RATIFICATION OF THE COMPASS BANCSHARES, INC. 2006 INCENTIVE COMPENSATION PLAN	☐	☐	☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Date	Signature	Date
WHEN SIGNING AS ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNING AS CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNING AS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

COMPASS BANCSHARES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Garrett R. Hegel, Jerry W. Powell, and E. Lee Harris, Jr. or any one of them, proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of common stock of Compass Bancshares, Inc., held of record by the undersigned on March 8, 2006, at the annual meeting of stockholders to be held on April 17, 2006, or at any adjournment(s) or postponement(s) thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED OR VOTED ELECTRONICALLY AS PROVIDED ON THE REVERSE SIDE, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR ELECTRONICALLY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
SHOULD YOU CHOOSE TO VOTE VIA MAIL, YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
SHOULD YOU CHOOSE TO VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE, YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE REVERSE SIDE, BUT YOU NEED NOT SPECIFY YOUR CHOICE IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE.
(CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)

INSTRUCTIONS FOR VOTING ELECTRONICALLY
VIA THE INTERNET OR TELEPHONE
•	Stockholders can now vote their shares electronically via the internet or telephone.
•	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the bottom portion of this proxy card.
TO VOTE YOUR SHARES VIA THE INTERNET
Visit WWW.COMPASSBANK.COM
•	To vote your shares via the internet, access the above website using any internet connection. Click “VOTE YOUR PROXY” and follow the instructions provided to vote your shares.
•	Have this proxy card in hand when you access the above-listed website.
•	Enter the company number, proxy number and account number, when prompted, to create an electronic ballot. This information is located on the bottom portion of this proxy card.
•	Follow the prompts to vote your shares.
TO VOTE YOUR SHARES VIA THE TELEPHONE
Call 1-866-894-0537
•	To vote your shares via the telephone, access the electronic voting center by dialing the above number from any touch-tone telephone.
•	Have this proxy card in hand when you call the above-listed number.
•	Enter the company number, proxy number and account number, when prompted, to create an electronic ballot. This information is located on the bottom portion of this proxy card.
•	Follow the instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU VOTED ELECTRONICALLY
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

ITEMS LEFT BLANK WILL NOT BE CONSIDERED INSTRUCTIONS TO THE PLAN TRUSTEE	Please mark your votes like this	☒

PROPOSAL 1.	ELECTION OF DIRECTORS,	FOR	WITHHELD
	COMPASS BANCSHARES, INC.	ALL	FOR ALL
NOMINEES:	01 CHARLES W. DANIEL 02 WILLIAM E. DAVENPORT 03 CHARLES E. MCMAHEN	☐	☐

FOR ALL EXCEPT AS NOTED

		FOR	AGAINST	ABSTAIN
PROPOSAL 2.	APPROVAL AND RATIFICATION OF THE COMPASS BANCSHARES, INC. 2006 INCENTIVE COMPENSATION PLAN	☐	☐	☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Date	Signature	Date
WHEN SIGNING AS ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNING AS CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNING AS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

COMPASS BANCSHARES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO:	Compass Bank, as Plan Trustee of the Compass Bancshares, Inc.
Employee Stock Ownership/401(k) Plan
I hereby direct you, as Trustee of the Compass Bancshares, Inc. Employee Stock Ownership/401(k) Plan (“the Plan”), to act in accordance with the instructions I have specified on the reverse side hereof in voting each share of Compass Bancshares, Inc. common stock (“Bancshares Stock”) allocated to my account under the Plan at the 2006 Annual Meeting of Stockholders of Compass Bancshares, Inc. to be held on April 17, 2006, and at any adjournment(s) or postponement(s) thereof. Any previous instructions to you, as Trustee of the Plan, relating to the 2006 Annual Meeting of Stockholders of Compass Bancshares, Inc. hereby are revoked. Under the terms of the plan and subject to your responsibilities under ERISA, as Trustee of the Plan, you, as Trustee of the Plan, will vote Bancshares Stock allocated to the accounts of Plan participants and beneficiaries in accordance with timely instructions received from such participants and will not vote Bancshares Stock allocated to Plan participants if you, as Trustee of the Plan, do not receive timely instructions from such participants on or before the date designated below.
IMPORTANT: SHOULD YOU CHOOSE TO GIVE YOUR INSTRUCTIONS VIA MAIL, YOU MUST INDICATE YOUR INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY CARD AND SIGN, DATE AND MAIL THIS PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED. SHOULD YOU CHOOSE TO GIVE YOUR INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR TELEPHONE, YOU MUST GIVE YOUR INSTRUCTIONS BY FOLLOWING THE INSTRUCTIONS FOR VOTING YOUR SHARES PROVIDED ON THE REVERSE SIDE OF THIS PROXY CARD. IN ORDER TO COMPLY WITH YOUR INSTRUCTIONS, YOUR INSTRUCTIONS MUST BE RECEIVED BY CONTINENTAL STOCK TRANSFER & TRUST COMPANY BEFORE 5:00 P.M. (NEW YORK, NEW YORK TIME) ON APRIL 14, 2006. YOUR INSTRUCTIONS WILL BE KEPT CONFIDENTIAL.
DO NOT MAIL THESE INSTRUCTIONS TO COMPASS BANK OR COMPASS BANCSHARES, INC.
(CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)